                                                    EXHIBIT 10.9 OF FORM 10-QSB





                           CONVERTIBLE DEBT AGREEMENT


                           Dated as of April 22, 1996

                                    between

                    Princeton Dental Management Corporation

                                  as Borrower

                                      and

                           Amsterdam Equities Limited

                                   as Lender





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                           CONVERTIBLE DEBT AGREEMENT


         This CONVERTIBLE DEBT AGREEMENT, inclusive of schedules, exhibits and other attachments (the "Agreement"), consists of 57 pages and is made and entered into this 22nd day of April, 1996 between PRINCETON DENTAL MANAGEMENT CORPORATION, a Delaware corporation (the "Borrower"), as borrower; and Amsterdam Equities Limited (the "Lender"), as Lender.


                                R E C I T A L S:

         WHEREAS, Borrower and an Affiliate (any defined terms used in this Agreement shall have the meanings assigned to them or referred to in Section
1.2 of this Agreement) of the Lender previously entered into a Letter of Agreement dated December 7, 1994 (referred to herein as the "Letter of Agreement"), which provided, subject to the terms and conditions thereof, for the extension of credit by the Lender or its Affiliates to Borrower;

         WHEREAS, pursuant to that certain Secured Revolving Demand Note dated as of January 27, 1995 (the "Secured Revolving Demand Note"), Lender extended credit to Borrower and its Subsidiaries on an interim demand basis and Borrower and its Subsidiaries executed various collateral documents listed on Exhibit A hereto (the "Collateral Documents") that secured such indebtedness and the obligations of Borrower under the Letter of Agreement by the grant of a security interest in the assets of Borrower and its Subsidiaries and in the capital stock of the Subsidiaries owned by Borrower; and

         WHEREAS, Borrower and Lender desire to enter into this Agreement and the other Loan Documents in order to further document the transactions contemplated under the Letter of Agreement, to confirm that the obligations provided for in this Agreement and the other Loan Documents are secured by the grants of security provided for in the Collateral Documents, and to amend and restate the Security Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:


                                   ARTICLE I

                              GENERAL; DEFINITIONS







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         1.1.    Recitals.  The parties hereto adopt the foregoing Recitals and agree and affirm that construction of this Agreement shall be guided thereby.

         1.2. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement:

                 Affiliate as applied to any Person means (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person (a "Controlled Affiliate") or
                 (b) any other Person that owns or controls 5% or more of any class of equity securities of that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the holders of the Convertible Secured Notes or their affiliates shall not be deemed to be Affiliates of Borrower for purposes of this Agreement solely by virtue of their ownership of Convertible Secured Notes.

                 Agent means a bank, trust company, title company or law firm designated by Lender by written notice to Borrower, who shall act as escrow agent under the terms of this Agreement.

                 Agreement is defined in the Preamble.

                 Amsterdam Warrant No. 1 means a Warrant to Purchase up to 3,588,750 Unregistered Shares of Common Stock in the form attached hereto as Exhibit K, dated the Closing Date and issued in the name of Lender.

                 Amsterdam Warrant No. 2 means that certain Warrant to Purchase up to 268,125 unregistered Shares of even date herewith executed and delivered by the Borrower to Lender.

                 Assignees are defined in Section 11.1.1.

                 Assignment is defined in Section 11.1.1.

                 Authorized Representative means the President of Borrower or such other officers of Borrower as are designated in writing by Borrower to the Lender.

                 Blue Sky Laws is defined in Section 6.21.






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                 Borrower is defined in the Preamble.

                 Borrower Transaction Documents shall mean the agreements listed on Exhibit G hereto.

                 Business Day means any day other than a Saturday, Sunday, holiday or other day on which banking institutions in Chicago, Illinois or the Bahamas are authorized or required by law to close or are otherwise closed.

                 Call is defined in Section 10.1.

                 Call Price is defined in Section 10.4.

                 Called Debt is defined in Section 10.1.

                 Capital Lease Obligation means, with respect to any Person, the obligations of such Person under a lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet where such Person is the lessee.

                 Certificate of Designation means the Certificate of Designation of Series B Preferred Stock of Borrower in the form attached hereto as Exhibit H.

                 Closing Date means the date hereof.

                 Code means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                 Collateral means all of the property and interests in property described in the Security Agreement, and all other properties and interests in properties which shall, from time to time, secure payment, observance or performance of any part of the Liabilities.

                 Contingent Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise) to provide funds for payment, to supply funds to, or otherwise to invest in a debtor or otherwise to assure a creditor against loss, the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the






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         payment or discharge thereof (whether in form  of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for value received. The amount of any Person's obligation under any Contingent Liability shall be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby.

         Controlled Affiliate has the meaning set forth under clause
         (a) of the definition of Affiliate set forth above.

         Conversion Date has the meaning set forth in Section 3.1.1(e).

         Convertible Loan has the meaning set forth in Section 2.1.

         Convertible Secured Notes mean a convertible secured note of Borrower substantially in the form of Exhibit B hereto delivered by Borrower to Lender pursuant to Section 2.1 hereof and any convertible secured notes issued upon transfer and reissue thereof pursuant to the terms of this Agreement by Lender (each herein, as the same may be amended, restated, modified or supplemented, from time to time, and together with any renewals thereof and exchanges or substitutions therefor).

         Default means any Event of Default or Unmatured Event of Default.

         Default Rate means at any time (a) the greater of (i) twenty-one and seventy-five one- hundredths percent (21.75%) and (ii) eleven and seventy-five one-hundredths percent (11.75%) over the then current Prime Rate, computed on the basis of a three hundred and sixty (360) day year based on the actual number of days elapsed, plus (b) an amount sufficient to pay all U.S. withholding taxes, if any, payable in respect of such interest (including the portion thereof payable under this clause (b)), but in no event higher than the highest rate of interest per annum permitted by law for a loan of the nature of that being made hereunder.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         ERISA Affiliate means any corporation, partnership, trade or business or other entity which is a member of the same controlled group as Borrower, under common control with Borrower, a member of the same affiliated service group or otherwise treated as a single employer or required to be







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         aggregated with Borrower under Section 414(b), (c), (m), (n),  or (o)
         of the Code.

         Event of Default has the meaning specified in Section 9.1.

         Existing Group Indebtedness means the Existing Amsterdam
         Indebtedness, the Existing Kessler Indebtedness and the Existing Laport Indebtedness.

         Existing Kessler Indebtedness means the amount defined as Existing Kessler Indebtedness under the Preferred Stock Purchase Agreement.

         Existing Laport Indebtedness means the amount defined as Existing Laport Indebtedness under the Preferred Stock Purchase Agreement.

         Existing Amsterdam Indebtedness means Lender's portion of the Reg D Indebtedness and all Indebtedness due to Lender under the Letter of Agreement, including all principal and interest due under the Secured Revolving Demand Note.

         Final Maturity Date means the earlier of (i) the date on which the Liabilities are paid in full and this Agreement has terminated pursuant to its terms or (ii) the date on which all of the Convertible Secured Notes have been converted to Shares.

         FLL Warrant means that certain Warrant to purchase up to 134,063 unregistered Shares of even date herewith executed and delivered by the Borrower to Frank Leonard Laport.

         Fully Diluted Shares means the total number of Shares, calculated on a fully diluted basis, as though all warrants, stock options, rights under stock benefit plans, securities convertible or exchangeable into Shares or other securities of Borrower or other similar rights to acquire Shares or other securities in Borrower had been exercised, including, without limitation, all Shares issuable upon conversion of the Convertible Secured Notes, the Preferred Stock, the Amsterdam Warrant No. 2, the FLL Warrant, the Laport Warrant and the Amsterdam Warrant No. 1; provided, however, that when used to determine the number of Shares into which the Convertible Secured Notes and the Preferred Stock are being converted at a particular time, the term Fully Diluted Shares shall include, with respect to the Shares issuable upon conversion of the Convertible Secured Notes and the Preferred Stock, only those Shares into which the Convertible Secured Notes and the Preferred Stock are then being converted.







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         GAAP means generally accepted accounting principles set forth  in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segments of the accounting profession, applied on basis consistent with prior years or periods.

         Governmental Authority means any federal, state, local, foreign (including Bahamian) or other governmental administrative body, instrumentality, department, agency, court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

         IRS means the United States Internal Revenue Service.

         Indebtedness means, with respect to any Person, without duplication,
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, letter of credit facilities, acceptance facilities, or other similar facilities) but excluding trade payables that are incurred in the ordinary course of business, (b) all Interest Rate Protection Obligations of such Person,
         (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person,
         (f) all indebtedness of the type referred to in clause (a), (b), (c),
         (d) or (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (g) all Indebtedness of others guaranteed by such Person, and (h) all accrued but unpaid interest on the foregoing types of Indebtedness.

         Indemnified Party has the meaning specified in Section 13.4.2.

         Initial Convertible Secured Note means a convertible secured note of Borrower substantially in the form of Exhibit B hereto delivered by Borrower to Lender pursuant to Section 2.2 hereof.

         Initial Principal Amount has the meaning specified in Section 2.2.






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         Interest Rate Protection Obligations means, with respect to any
         Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar arrangement whereby, directly or indirectly, such Person intends to protect itself or any of its Affiliates against fluctuations in interest rates.

         Laport Warrant means that certain Warrant to Purchase up to 134,062 unregistered Shares of even date herewith executed and delivered by Borrower to Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 75-49990.

         Lender is defined in the Preamble and includes all Assignees and Participants under Article XI hereof.

         Letter of Agreement is defined in the Preamble.

         Liabilities means all obligations, liabilities and indebtedness of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or non-recourse or now or hereafter existing or due or to become due, whether for principal, interest, fees, expenses, lease obligations, indemnities or otherwise, under or in connection with the Letter of Agreement, this Agreement, the Convertible Secured Notes and the other Loan Documents (including interest accruing on or after the occurrence of any event, or institution of any proceeding, described in Section 9.1.6, whether or not allowed in such proceeding).

         Liens means, with respect to any Person, any interest in real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment, observance or performance of any obligation and shall include any mortgage, lien, pledge, charge, claim, security interest, encumbrance, retained title of conditional vendor or lessor or any other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title financing or similar statement or notice, or arising as a matter of law, judicial process or otherwise.

         Loan Documents means all security documents and all written agreements, instruments and documents, including, without limitation, notes, guaranties, warrants, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower, its Subsidiaries or any other Person or delivered to





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         Lender or any Assignee or Participant with respect to this Agreement or any such agreement or document or the transactions contemplated hereby or thereby, including, without limitation, the Collateral Documents, the Warrant, the Preferred Stock Warrant, the Certificate of Designations and the Registration Agreement, and the Letter of Agreement, in each case as amended, modified, supplemented or restated from time to time and in effect.

         Margin Stock means "margin stock" as such term is defined in Regulation U in of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Material Adverse Effect means a material adverse effect on or change in the business, operations, prospects, condition (financial or otherwise), properties or assets of Borrower or any of its Subsidiaries, or on Borrower's ability to fully pay principal and interest when due on the Convertible Secured Notes or to be able to effect the conversion of the Convertible Secured Notes into Shares pursuant to Article 3 or on the ability of the Lender to enforce or collect any Liabilities.

         Maturity Date means the day which is the seventh anniversary of the Closing Date.

         Multiemployer Plan means a "multiemployer plan" as defined in
         Section 4001(a)(3) of ERISA to which either Borrower or any ERISA Affiliate is making, or is obligated to make, contributions, or within the immediately preceding six (6) years was making or had been obligated to make contributions, or with respect to which Borrower or any ERISA Affiliate otherwise has (or could have) any Liability.

         Non-U.S. Person means a Person other than a U.S. Person.

         Participant is defined in Section 11.2.1.

         Participation is defined in Section 11.2.1.

         Payment Default means any default in the payment of principal of or interest on or with respect to the agreements with respect to Indebtedness beyond the applicable grace period, if any, with respect thereto.

         Payment Event of Default means the occurrence of any of the events specified in Section 9.1.1.






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         Permitted Liens means (1) Liens for taxes, assessments or
         governmental charges or claims the payment of which is not at the time required by Section 8.1.5; (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (3) Liens or deposits (other than any Lien imposed by ERISA) not exceeding $25,000.00 in the aggregate as to Borrower and its Subsidiaries incurred or made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (4) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances on real property and improvements owned by Borrower or its Subsidiaries not interfering in any material respect with the ordinary conduct of the business of Borrower or its Subsidiaries, or with the use of any such property or improvements;
         (5) purchase money mortgages or other purchase money liens or security interests (and extensions thereof) not exceeding $25,000.00 in the aggregate as to Borrower and its Subsidiaries granted by Borrower or its Subsidiaries upon any fixed or capital assets hereafter acquired or constructed, so long as (a) any such mortgage, lien or security interest does not extend to or cover any other asset of Borrower or its Subsidiaries, and (b) such security interest, mortgage or lien secures the obligation to pay the purchase price of such asset only; and (6) Liens with respect to the Indebtedness described on Schedule 6.26.

         Person means an individual, partnership, corporation (including business trust), limited liability company, joint stock company, trust, unincorporated association, financial institution, joint venture or other entity, or a government or any political subdivision or agency thereof.

         Plan means an employee benefit plan defined in Section 3(2) of ERISA (including a Multi-employer Plan) in respect of which Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or with respect to which Borrower or any ERISA Affiliate otherwise has (or could have) any Liability.

         Preferred Stock Purchase Agreement means that certain Preferred Stock Purchase Agreement of even date herewith between Frank Leonard Laport, Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 75-49990 and Lender.





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         Preferred Stock means the convertible preferred stock issued   under
         the Preferred Stock Purchase Agreement.

         Preferred Stock Warrant means a Warrant to Purchase 100 Unregistered Stock of Series B Preferred Stock of Borrower in the form attached hereto as Exhibit I, dated the Closing Date and issued in the name of Lender.

         Prime Rate for each calendar quarter means that rate of interest published as the prime rate in the Chicago Tribune, the Investors Business Daily or the Wall Street Journal on the last publication date immediately preceding the first day of such calendar quarter, and if such rate of interest is not the same in all such publications, or is not published in all such publications, the highest of such interest rates.

         Reg D Indebtedness means the $200,000.00 owed by Borrower to Lender pursuant to the Reg D Redemption Documents.

         Reg D Redemption Documents means the documents necessary to purchase and redeem all Shares and warrants to purchase Shares issued pursuant to the private placement by Borrower dated August 15, 1994.

         Registration Agreement shall mean that certain Registration Agreement of even date herewith between Lender and Borrower which entitles Lender to require registration of Shares which it obtains pursuant to the Warrant or the Convertible Secured Notes.

         Requirement of Law means, as to any Person, any law, rule or regulation, or order, decree or other determination of an arbitrator or a court or other Governmental Authority, including, without limitation, the requirements of federal, state or local environmental laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         Secured Revolving Demand Note has the meaning set forth in the Preamble.

         Security Agreement means the Restated and Amended Security Agreement referred to in Section 5.1.

         Securities Act has the meaning specified in Section 6.21.

         Senior Management Settlement Agreements means the settlement agreements with Terry D. Gingle, Vicki Gingle and Oscar L. Hausdorff.






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         Shares means the issued and outstanding shares of common stock of
         Borrower.

         Sole and Exclusive Discretion means the sole and exclusive discretion of the Lender, whether or not unreasonable.

         Solvent means, with respect to any Person on a particular      date,
         that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Liabilities and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of Contingent Liabilities of any Person at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

         Stated Rate means at any time (a) the greater of (i) eleven and seventy-five one-hundredths percent (11.75%) or (ii) one and seventy-five one-hundredths percent (1.75%) over the then current Prime Rate, computed on the basis of a three hundred and sixty (360) day year based on the actual number of days elapsed, plus (b) an amount sufficient to pay all withholding taxes, if any, payable to any governmental authority of the United States or any state or territory thereof in respect of such interest by reason of the holder's status as a Non-U.S. Person (including the portion thereof payable under this clause (b), but in no event higher than the highest rate of interest permitted by law for a loan of the nature of that being made hereunder.

         Subsidiary of any Person means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation
         (irrespective of whether at the time stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more of such Person's other Subsidiaries or by one or more of such Person's other Subsidiaries.






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

         Total Convertible Amount is defined in Section 3.1.1.

         Unmatured Event of Default means any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

         U.S. Person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State and an estate or trust the income of which is subject to United States federal income tax regardless of its source.

         Welfare Planmeans an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA.

         Wire Transfer Instructions is defined in Section 2.1.

         1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         1.4. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         1.5. Currency. All sums of money referred to in this Agreement are stated in United States dollars.


                                   ARTICLE II

                             CREDIT; GENERAL TERMS


         2.1. Convertible Loan Facility. Provided there does not then exist a Default hereunder, and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.3 hereof, the Lender shall, up to and including the Business Day before the Maturity Date, upon Borrower's request made in the manner set forth in Section 2.3.1 hereof, advance to Borrower as a convertible secured loan (the "Convertible Loan") an aggregate amount equal to the lesser of (a) Thirteen Million Fifty Thousand and 00/100 dollars ($13,050,000.00), and (b) such lesser amount as Lender determines to lend in its Sole and Exclusive Discretion (the "Maximum Facility"). Each advance shall be in an amount of not less than $50,000.00. Concurrently with each such request, Borrower shall request that the purchaser(s) under the Preferred Stock Purchase Agreement purchase Preferred Stock having a purchase price equal to 14.94253% of the amount requested under this

Agreement, and if Borrower fails to so request such amount, such request shall be automatically deemed to be made by Borrower under the Preferred Stock Purchase Agreement. Each request by Borrower and each advance by Lender under this Section 2.1 shall only be made upon the satisfaction of all the conditions contained in this Agreement and shall be paid by wire transfer of immediately available funds, in such account or accounts as Borrower may, from time to time, designate in a notice to be delivered to Lender no later than seven (7) Business Days prior to its effectiveness (the "Wire Transfer Instructions"); provided, however, that the making of an advance hereunder shall not be deemed to be an acknowledgment by Lender that any of the conditions contained in this Agreement have been satisfied. The indebtedness of Borrower pursuant to each advance under this Section 2.1 shall be evidenced by a Convertible Secured Note in form attached hereto as Exhibit B, with appropriate insertions, dated the Closing Date and payable to the order of the Lender in the principal amount of Thirteen Million Fifty Thousand and 00/100 dollars ($13,050,000.00). The date and amount of each advance made by the Lender to Borrower and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in its records. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the Principal amount owing and unpaid on such Convertible Secure Note subject only to manifest error. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect Borrower's obligations hereunder or under any Convertible Secured Note to repay the principal amount of the Convertible Loan made to or for the account of such Borrower, together with all interest accruing thereon. The Convertible Loan shall be due and payable upon the earlier of (A) the Maturity Date and (B) the acceleration of the liabilities. Borrower agrees that if at any time the Indebtedness under the Convertible Loan exceeds the Maximum Facility, Borrower shall promptly pay the Lender such amount as is necessary to eliminate such excess. The principal amount of the convertible Loan may not be paid or prepaid except in accordance with and to the extent permitted under Article 10. Once Called Debt is Called in accordance with Article 10, it may not be reborrowed.

        2.2. Initial Convertible Loan. Upon Borrower's execution of this Agreement, the Existing Amsterdam Indebtedness presently owed by borrower to Lender as evidenced by the Secured Revolving Demand Note (the "Initial Principal Amount") shall be deemed to be an advance under the Convertible Loan (the "Initial Convertible Loan") and shall be re-evidenced by the Convertible Secured Note. The Convertible Secured Note shall be an amendment and restatement of the Secured Revolving Demand Note and shall continue to be secured pursuant to the provisions of the Collateral Documents, as amended and restated by the Security Agreement. The amounts owed under the Initial Convertible Loan shall be deemed to be a portion of and shall be subject to all of the other rights and obligations applicable to a Convertible Loan made by the Lender to Borrower pursuant to Section 2.1 hereof.

         2.3. Conditions of Advances. Notwithstanding any other provisions contained in this Agreement, the making of any advance provided for in this Agreement shall be conditioned upon each of the following:

                 2.3.1 Borrowing Request. Borrower shall provide the Lender an irrevocable borrowing request not later than 10:00 a.m. Chicago time on the date 30 Business Days' prior to the proposed borrowing date (which must be a Business Day) of each borrowing under the Convertible Loan facility. Each borrowing request shall be in an amount of not less than $50,000.00. If in its Sole and Exclusive Discretion Lender agrees to make an advance to Borrower hereunder on less than 30 Business Days' prior notice by Borrower, Borrower shall pay Lender a fee equal to 2.5% of the amount advanced, which may be deducted from the amount advanced. Such borrowing notice must be made in writing by an Authorized Representative pursuant to
         Section 13.2 hereof, and shall specify the requested amount and borrowing date of the Convertible Loan. Any such borrowing request which the Lender believes to come from an Authorized Representative shall be irrevocable and binding on Borrower. Before 10:00 a.m. Chicago time on the requested borrowing date Borrower shall deliver to the Lender a duly executed and completed Convertible Loan Request Certificate, in the form attached hereto as Exhibit C, specifying the requested borrowing date and amount of the Convertible Loan, and containing a certification by an Authorized Representative on behalf of Borrower, in form and substance satisfactory to the Lender, that prior to and after giving effect to the requested borrowing under the Convertible Loan, Borrower is and will be in compliance with the terms and conditions of this Agreement, that no Default does or will exist hereunder, that all of the representations and warranties contained in this Agreement shall be true and correct as of the date the request for the borrowing under the Convertible Loan is made.

                 2.3.2. Financial Condition. No material adverse change, as determined by the Lender in its Sole and Exclusive Discretion, in the financial condition or operations of Borrower or its Subsidiaries shall have occurred at any time or times subsequent to the most recent Financial Statements provided pursuant to Section 8.1.1 of this Agreement.

                 2.3.3. No Default. No Default shall have occurred and be continuing.

                 2.3.4. Other Requirements. The Lender shall have received, in form and substance satisfactory to the Lender in its Sole and Exclusive Discretion, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which the Lender may at any time reasonably request.

                 2.3.5. Representations and Warranties. All of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct as of the date the request for the Convertible Loan is made, and as of the date the advance thereunder is made, as though made on and as of such date.

                 2.3.6. Lender's Sole and Exclusive Discretion. The Lender shall have determined in its Sole and Exclusive Discretion that it desires to make the requested advance, it being understood that Lender has absolutely no obligation under any circumstance to make any such advance.

         2.4.    Maturity Date.

                2.4.1. Unless otherwise accelerated in accordance with the provisions hereof, the Convertible Loan and the Convertible Secured Notes issued pursuant to this Agreement will mature on the Maturity Date. On or before 10:00 a.m. (Nassau, Bahamas time) on the Maturity Date, Borrower shall pay, and Lender shall receive notice of receipt thereof from Lender's correspondent U.S. bank, by wire transfer of immediately available funds in United States dollars, the then outstanding principal amount of the Convertible Secured Notes plus any then unpaid interest or fees due on the Convertible Secured Notes to the holders of the Convertible Secured Notes for immediate credit pursuant to wiring instructions which Borrower will obtain from the Lender, or, at the election of the Lender, by certified check or cashier's check to each holder at its address or addresses referred to in Section 13.2 of this Agreement or at such other address as Lender may specify by written notice to Borrower. No payment shall be deemed made until good funds are received by Lender.

         2.5. Interest on the Convertible Secured Notes. Borrower shall pay interest on the unpaid principal amount of the Convertible Secured Notes from the issuance date of the applicable Convertible Secured Note until such principal amount shall be paid in full, at a rate equal to the Stated Rate, payable in accordance with Section 2.6 of this Agreement; provided, however, that, upon the occurrence of a Payment Event of Default, the unpaid principal amount of the Convertible Secured Notes together with accrued interest thereon and any other Liabilities then outstanding shall bear interest from the date on which such amount is due until the date on which such amount is paid in full or such Payment Event of Default is otherwise cured or waived by the Lender in its Sole and Exclusive Discretion, payable on demand, at a rate equal to the Default Rate. Interest which is not paid when due shall bear interest at the Default Rate from the date on which such interest is due until the date on which such interest is paid in full.

         2.6 Payments and Computations. All computations of interest under the Convertible Secured Notes shall be made by Lender on the basis of a year of 360 days for the actual number of days (determined in accordance with Section
1.4 hereof) occurring in the period for which such interest is payable. Except as otherwise specifically provided, all interest to be paid under the Convertible Secured Notes shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each calendar year beginning with June, 1996.

         2.7. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Convertible Secured Notes shall be stated to be due on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be added to the time period and, thereby, included in the computation of interest due on such date.

         2.8. Use of Proceeds. Borrower agrees that the proceeds of the Convertible Secured Notes shall be used only for the purpose of (i) paying related fees and expenses incurred in connection therewith and herewith, (ii) for working capital purposes, and (iii) as otherwise specifically permitted in writing by Lender.

         2.9. Fee. Borrower hereby agrees to pay to Lender, upon the execution of this Agreement, a fee in the amount of $261,000.00, which fee shall be deemed to be an advance under the Convertible Loan, as if Lender had advanced said sum on the Closing Date, and shall be evidenced by a Convertible Secured Note dated as of the Closing Date and delivered to Lender upon the execution of this Agreement.

         2.10    Registration of Transfer and Exchange of Convertible Secured
Notes.

         Borrower shall maintain at its office in Hoffman Estates, Illinois, or at its designated agent, a register ("Register") in which, subject to such reasonable regulations as it or Lender may prescribe, Borrower shall provide for the registration of Convertible Secured Notes and of transfers and exchanges of Convertible Secured Notes as herein provided.

         The Convertible Secured Notes have not been registered or qualified under the Securities Act or any state securities laws. No transfer, sale, pledge or other disposition of any Convertible Secured Note shall be made unless that disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a disposition is to be made without registration or qualification, Borrower may require, in order to assure compliance with such laws, that the holder of a Convertible Secured Note desiring to effect the disposition, and the prospective transferee, represent and warrant to Borrower in writing, the facts surrounding the disposition. In the event that such representation and warranty of facts does not on its face establish that registration or qualification is not required, Borrower may require an opinion of counsel reasonably satisfactory to it that the disposition may be made without such registration or qualification. Any such opinion of counsel shall be an expense of Borrower. Borrower is not obligated to register or qualify the Convertible Secured Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the disposition of the Convertible Secured Notes without registration or qualification.

         Subject to the preceding paragraphs, upon surrender for registration or transfer of any Convertible Secured Note to Borrower, Borrower shall execute in the name of the designated transferee or transferees, one or more new Convertible Secured Notes in the same aggregate principal amount of the surrendered Convertible Secured Note and dated the date to which interest shall have been paid thereon. Borrower shall reflect such transfer on the Register.

         All Convertible Secured Notes surrendered for transfer and exchange shall be destroyed by Borrower upon issuance of the new Convertible Secured Notes applicable thereto.

         2.11    Mutilated, Destroyed, Lost or Stolen Convertible Secured Note.

         If any mutilated Convertible Secured Note is surrendered to Borrower, or Borrower receives evidence to its reasonable satisfaction (an affidavit of the Lender shall be deemed satisfactory) of the destruction, loss or theft of any Convertible Secured Note then, in the absence of actual notice to Borrower that such Convertible Secured Note has been acquired by a bona fide purchaser, the Borrower shall execute and Borrower shall deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Convertible Secured Note, a new Convertible Secured Note in the same principal amount as the such mutilated, destroyed, lost or stolen Convertible Secured Note. Any duplicate Convertible Secured Note issued pursuant to this
Section 2.11 shall constitute complete and indefeasible evidence of ownership of the Convertible Secured Note, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Convertible Secured Note shall be found at any time.

         2.12    Persons Deemed Owners.

         Prior to due presentation of a Convertible Secured Note for registration of transfer, the Borrower shall treat the person in whose name the Convertible Secured Note is registered as the owner of such Convertible Secured Note for all purposes and the Borrower shall not be affected by knowledge or notice to the contrary.


                                  ARTICLE III

                    CONVERSION OF CONVERTIBLE SECURED NOTES


         3.1. Conversion. The holder of a Convertible Secured Note shall have the following conversion rights:

                 3.1.1. Conversion Right. Subject to the terms and conditions of this Section 3.1, the holders of Convertible Secured Notes shall have the right, at their option, to convert the outstanding principal owed and any other Liabilities (excluding contingent Liabilities the amount of which are not reasonably ascertainable) (the "Total Convertible Amount") under their Convertible Secured Notes or any portion thereof into Shares (with full voting rights no less than those of any other Shares) as follows:

                          (a)     The conversion rights provided for in this
                 Article 3 shall be exercisable at any time or from time to time (whether before or after an Event of Default, acceleration or other demand for payment) prior to the payment in full of the Convertible Secured Notes and any other Liabilities thereunder in accordance with the terms of this Agreement.



                          (b)     For the purpose of determining under this
                 Article 3 the number of Shares into which the Total Convertible Amount of the Convertible Secured Notes may be converted, the purchase price of and any other Liabilities under the Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement shall be deemed to be included in the Total Convertible
                 Amount owed under Convertible Secured Notes (unless otherwise required by the context), the outstanding principal amounts owed under the Convertible Secured Notes shall be deemed advanced on the date such funds are received by Borrower, and the balance of the Total Convertible Amount under the Convertible Secured Notes shall be deemed advanced on the date that the Lender notifies Borrower that it desires to convert such amounts pursuant to the provisions of this Article 3;

                        (c) The Lender and the holders of the Preferred Stock shall be entitled to convert the Total Convertible Amount represented by such Convertible Secured Notes and Preferred Stock based on the following formula: (i) Every one dollar of Total Convertible Amount through and including One Million Five Hundred Thousand dollars ($1,500,000.00) shall be directly convertible into Shares representing 0.0018 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of One Million Five Hundred Thousand dollars ($1,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own twenty-seven percent (27%) of the Fully Diluted Shares (.000018 X $1,500,000.00 = 27%); (ii) Every
                 one dollar of Total Convertible Amount above One Million Five Hundred Thousand dollars ($1,500,000.00) through and including Three Million dollars ($3,000,000.00) shall be directly convertible into Shares representing 0.00108333333 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Three Million dollars ($3,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own forty-three and twenty-five one-hundredths percent (43.25%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) +
                 (.0000108333333 X $1,500,000.00 = 16.25%) = 43.25%);  (iii)
                 Every one dollar of Total Convertible Amount above Three Million dollars ($3,000,000.00) through and including Four Million Five Hundred Thousand dollars ($4,500,000.00) shall be directly convertible into Shares representing 0.00065 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Four Million Five Hundred Thousand dollars ($4,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own fifty-three percent (53%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X
                 $1,500,000.00 = 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) =
                 53%); (iv) Every one dollar of Total Convertible Amount above Four Million Five Hundred Thousand dollars ($4,500,000.00) through and including Eight Million dollars ($8,000,000.00) shall be directly convertible into Shares representing
                 0.0003143 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Eight Million dollars ($8,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own sixty-four and five ten-thousandths percent (64.0005%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X $1,500,000.00 =
                 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) + (.000003143 X
                 $3,500,000.00 = 11.0005%) = 64.0005%);  (v)  Every one dollar of Total Convertible Amount above Eight Million dollars ($8,000,000.00) through and including Eleven Million Five Hundred Thousand dollars ($11,500,000.00) shall be directly convertible into Shares representing 0.0002143 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Eleven Million Five Hundred Thousand dollars ($11,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own seventy-one and five hundred one one-thousandths percent (71.501%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X $1,500,000.00 =
                 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) + (.000003143 X
                 $3,500,000.00 = 11.0005%) + (.000002143 X $3,500,000.00 =
                 7.5005%) = 71.501%); and (vi) Every one dollar of Total Convertible Amount above Eleven Million Five Hundred Thousand dollars ($11,500,000.00) through and including Fifteen Million dollars ($15,000,000.00) shall be directly convertible into Shares representing 0.0001 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Fifteen Million dollars ($15,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own seventy-five and one one-thousandths percent (75.001%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X $1,500,000.00 =
                 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) + (.000003143 X
                 $3,500,000.00 = 11.0005%) + (.000002143 X $3,500,000.00 =
                 7.5005%) + (.000001 X $3,500,000.00 = 3.5%) = 75.001%);

                        Solely for the purposes of clarification and without
                 limiting the immediately preceding paragraph in any fashion and assuming that Borrower has 12,200,000 outstanding Shares on a fully diluted basis, each One dollar ($1.00) of Total Convertible Amount shall be convertible into Shares as follows:
                 (a) each and every One dollar ($1.00) of Total
                 Convertible Amount through and including One Million Five Hundred Thousand dollars ($1,500,000.00) converted pursuant to subsection 3.1.1(c)(i) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of One Million Five Hundred Thousand dollars ($1,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 4,512,329 Shares, i.e. (1.00 - .27) X =

         12,200,000, .73 X = 12,200,000, X = 16,712,329, .27(16,712,329)
         = 4,512,329 Shares; (b) each and every One dollar ($1.00) of Total Convertible Amount above One Million Five Hundred
         Thousand dollars ($1,500,000.00) through and including Three Million dollars ($3,000,000.00) converted pursuant to subsection 3.1.1(c)(ii) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Three Million dollars ($3,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 9,297,797 Shares, i.e. (1.00 - .4325)X = 12,200,000, .5675 X = 12,200,000, X = 21,497,797, .4325(21,497,797) =
         9,297,797 Shares; (c) each and every One dollar ($1.00) of Total Convertible Amount above Three Million dollars ($3,000,000.00) through and including Four Million Five Hundred Thousand dollars ($4,500,000.00) converted pursuant to subsection 3.1.1(c)(iii) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Four Million Five Hundred Thousand dollars ($4,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 13,757,447 Shares, i.e. (1.00 - .53)X = 12,200,000, .47 X = 12,200,000, X = 25,957,447,
         .53(25,957,447) = 13,757,447 Shares; (d) each and every States dollar ($1.00) of Total Convertible Amount above Four Million Five Hundred Thousand dollars ($4,500,000.00) through and including Eight Million dollars ($8,000,000.00) converted pursuant to subsection 3.1.1(c)(iv) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Eight Million dollars ($8,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 21,689,360 Shares, i.e. (1.00 -.640005)X = 12,200,000, .359995 X = 12,200,000, X = 33,889,360,
         .640005(33,889,360) = 21,689,360 Shares; (e) each and every One dollar
         ($1.00) of Total Convertible Amount above Eight Million dollars ($8,000,000.00) through and including Eleven Million Five Hundred Thousand dollars ($11,500,000.00) converted pursuant to subsection 3.1.1(c)(v) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Eleven Million Five Hundred Thousand dollars ($11,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 30,608,520 Shares, i.e. (1.00 - .71501)X = 12,200,000, .28499X =
         12,200,000,  X = 42,808,520, .71501(42,808,520) = 30,608,520 Shares;
         and (f) each and every One dollar ($1.00) of Total Convertible Amount above Eleven Million Five Hundred Thousand dollars ($11,500,000.00) through and including Fifteen Million dollars ($15,000,000.00) converted pursuant to subsection 3.1.1(c)(vi) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Fifteen Million dollars ($15,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 36,601,952 Shares, i.e. (1.00 - .75001)X = 12,200,000,
                 .24999X = 12,200,000,  X = 48,801,952, .75001(48,801,952) =
                 36,601,952 Shares;

                          Each holder of Convertible Secured Notes and
                 Preferred Stock shall be entitled to receive upon conversion thereof that portion of the Fully Diluted Shares issuable under each of the applicable subsections (i) through (vi) of the first paragraph of this Section 3.1.1(c) which is equal to a fraction (a) of which the numerator is the Total Convertible Amount represented by the Convertible Secured Notes and Preferred Stock held by such holder immediately prior to such conversion and (b) of which the denominator is the Total Convertible Amount represented by the Convertible Secured Notes and Preferred Stock held by all holders of Convertible Secured Notes and Preferred Stock immediately prior to such conversion;

                          (d) Such rights of conversion shall be exercised by Lender (if Lender is then a holder of a Convertible Secured
                 Note) or by the holders of a majority of the Indebtedness evidenced by the Convertible Secured Notes by giving written notice to Borrower in the form attached as Exhibit D hereto that such holder elects to convert the stated portion of the Total Convertible Amount, as well as the portions of the outstanding principal and the other Liabilities under the Convertible Secured Note which are being converted and if (but only if) the entire principal amount thereof is being converted, surrendering such Convertible Secured Note to Agent, to be held in escrow to be delivered in accordance with
                 Section 3.1.1.(e) hereof. The exercise of such right of conversion terminates and supersedes any right of Borrower to repay the Convertible Secured Notes being so converted. For convenience, the conversion of any portion of the principal amount of a Convertible Secured Note into Shares is hereinafter sometimes referred to as the "conversion" of a Convertible Secured Note; and

                          (e) Not later than ten Business Days after the receipt of the written notice referred to in Section 3.1.1(d), and (if applicable) surrender of the Convertible Secured Note for conversion, Borrower shall issue in the name of Lender and deliver to Lender (or, if the Convertible Secured Note is being surrendered for conversion, to Agent) a certificate or certificates for the number of Shares issuable upon the conversion in the name of the then registered holder of the Convertible Secured Note.
                          Such conversion shall be deemed to have been effected as of the start of business on the date such written notice shall have been received by Borrower pursuant to Section 13.2 of this Agreement (the "Conversion Date"), and (if applicable) the Convertible Secured Note shall have been surrendered for conversion as aforesaid, and at such time the Person in whose name or names any certificate or certificates for Shares shall be issuable upon such conversion shall be deemed to have become at such time the holder or holders of record of the Shares represented thereby. In the event that only a portion of a Convertible Secured Note is converted, Lender shall record in its records as a repayment of principal the amount equal to the converted portion of the Convertible Secured Note. In the event the entire principal amount of a Convertible Secured Note is converted, the holder shall surrender its Convertible Secured Note accompanied by a written instrument(s) of transfer in the form attached hereto as Exhibit K, duly executed by the holder to Agent. Upon receipt by Agent of the Shares issuable upon conversion and the original Convertible Secured Note, if applicable, Agent shall deliver to Borrower for cancellation the original Convertible Secured Note, if applicable, and shall deliver to the holder of the converted Convertible Secured Note such Shares.

                   3.1.2. Reservation. Borrower will at all times reserve and keep available such number of authorized Shares, solely for the purpose of issue upon the exercise of the conversion rights represented by the Convertible Secured Notes as herein provided for and the conversion rights pursuant to the Preferred Stock Purchase Agreement, as may at any time be issuable (based upon the number of Shares outstanding at any such time) upon the conversion of such Convertible Secured Notes and the conversion of any Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement, and such Shares issuable upon the exercise of the conversion rights under the Convertible Secured Notes and the conversion of any Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement shall at no time have an aggregate par value which is in excess of the portion of the Total Convertible Amount that will be converted into one Share upon the conversion of the Convertible Secured Note and the conversion of any Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement.

                 Notwithstanding the foregoing, Borrower and Lender acknowledge that as of the Closing Date, Borrower has 16,880,130 authorized Shares available for the purpose of issue upon the exercise of the conversion rights represented by the Convertible Secured Notes and the conversion rights provisions of the Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement. Based on Borrower's representation that there are 13,493,205 Fully Diluted Shares, the 16,880,130 Shares available for issue upon the exercise of conversion rights described in the previous sentence may be issued in exchange for approximately $4,508,234 of the Total Convertible Amount represented by the Convertible Secured Notes and the Preferred

         Stock issued pursuant to the Preferred Stock Purchase Agreement. If the Total Convertible Amount of the Convertible Secured Notes and the Preferred Stock issued pursuant to the terms and provisions of the Preferred Stock Purchase Agreement rises above said amount, and if Lender or any holder of Preferred Stock exercises its conversion rights with respect to the Convertible Secured Notes or the Preferred Stock issued pursuant to the terms and provisions of the Preferred Stock Purchase Agreement, or Borrower otherwise issues additional Shares, then unless additional Shares have been authorized, the Lender would be unable to effect the conversion of the total amount of Convertible Secured Notes or the Preferred Stock issued pursuant to the terms and provisions of the Preferred Stock Purchase Agreement.
         In such an event, Borrower will take all actions necessary to increase the number of its authorized Shares in an amount sufficient to issue all Shares issuable upon the exercise of the conversion rights represented by the Convertible Secured Notes and the Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement and, to the extent that approval of the stockholders of Borrower is required for such increase, will use its best efforts to secure such approval. Furthermore, in the event that there are insufficient authorized Shares, Borrower will not issue or commit to issue any Shares other than pursuant to the conversion of Convertible Secured Notes pursuant to this Article 3 and pursuant to the exercise of the conversion rights pursuant to the Preferred Stock Purchase Agreement until a sufficient number of Shares are authorized.

                3.1.3. Mergers, Consolidations, Sales. In the case of any consolidation or merger of Borrower with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Shares or other equity securities of Borrower, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of the Convertible Secured Notes shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Shares that theretofore would have been received upon conversion of the Convertible Secured Notes, such shares of stock, securities or assets as may be (by virtue of such consolidation, merger, sale, reorganization or reclassification) issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore so purchasable by conversion hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of the Convertible Secured Notes to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of the Convertible Secured Notes. Borrower shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Borrower) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of the Convertible Secured Notes, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Nothing contained in this Section 3.1.3 shall permit Borrower to take any action or enter into any transaction which is prevented or prohibited by any other provision of this Agreement or the other Loan Documents.

                   3.1.4. Dissolution or Liquidation. In the event of any proposed distribution of the assets of Borrower in complete dissolution or liquidation except under circumstances when the foregoing Section 3.1.3 shall be applicable, Borrower shall give notice thereof to the holders of the Convertible Secured Notes and shall make no distribution to shareholders until the expiration of 120 days from the date of giving of the aforesaid notice and, in any such case, the holder of the Convertible Secured Notes may exercise the conversion rights with respect to the Convertible Secured Notes within 120 days from the date of giving such notice and, upon the timely completion of such distribution or liquidation, all conversion rights herein granted not so exercised within such 120-day period shall thereafter become null and void.

                   3.1.5. Notice of Dividends. If the Board of Directors of Borrower shall declare any dividend or other distribution on the Shares, Borrower shall give notice thereof to the holder of the Convertible Secured Notes not less than 120 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of the Convertible Secured Notes shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof except to the extent that the conversion rights under the Convertible Secured Notes are exercised prior to such record date. The provisions of this section shall not apply to distributions made in connection with transactions covered by Section 3.1.3.

                   3.1.6. Fractional Shares. Fractional Shares may be issued upon the exercise of the Convertible Secured Notes in any case where the holder hereof would be entitled to receive a fractional Share upon the exercise of the Convertible Secured Notes in order to receive the appropriate percentage of Fully Diluted Shares; provided, that at its election, any holder may elect to receive in lieu of any fractional Share that it would otherwise receive cash in the amount of such fraction of the fair market value of a Share.


                   3.1.7. Fully Paid Stock; Taxes. Borrower covenants and agrees that the shares of stock represented by each and every certificate for Shares to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. Borrower further covenants and agrees that it will pay when due and payable any and all federal and state taxes (including withholding taxes imposed on a holder by reason of its status as a Non-U.S. Person, but not including other income taxes) which may be payable in respect of the exercise of conversion rights by holders of Convertible Secured Notes or any Shares or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


         4.1. Conditions Precedent to the Lender's Obligations. The obligation of the Lender to make the Convertible Loan provided for in this Agreement is subject to the satisfaction of each of the following conditions precedent:

                   4.1.1. Documents Delivered. Lender shall have received on or prior to 10:00 a.m. Chicago time on the Closing Date (except as noted or waived by the Lender in writing) the following documents, in form and substance satisfactory to the Lender and its legal counsel:

                          (i) the Initial Convertible Secured Note, payable to the order of the Lender in the Initial Principal Amount, executed by Borrower;

                         (ii) the Reg D Redemption Documents, executed by Borrower and any other necessary parties;

                        (iii) copies, certified by the Chief Executive Officer of Borrower, of each of the Secured Revolving Demand Note and the Collateral Documents which are on the Closing Date in full force and effect and without amendment or modification;

                         (iv) the Warrant and the Preferred Stock Warrant, each executed by Borrower;

                          (v)     the Registration Agreement, executed by
                 Borrower;

                         (vi) the Wire Transfer Instructions (to be delivered at least twenty-four (24) hours prior to the Closing
                 Date);

                        (vii) an opinion of Chuhak & Tecson, P.C., counsel for Borrower and the Subsidiaries, substantially in the form of Exhibit E, and as to such other matters as Lender may request;

                       (viii) certified copies of the Certificate of Incorporation and By-laws of Borrower and each of the Subsidiaries, each as amended or restated (where applicable) as of the Closing Date, dated not earlier than ten days prior to the Closing Date, by the Secretaries of their respective states of incorporation, respectively, and copies of certificates of appropriate Secretaries of State, each dated not earlier than ten days prior to the Closing Date, as to the good standing of Borrower and the Subsidiaries in the States of Delaware, Florida, Pennsylvania and Michigan, and any other state where the failure to so qualify would have a Material Adverse Effect; and copies of the Certificate of Incorporation and the By-laws of each other Subsidiary of Borrower, each as amended or restated (where applicable) as of the Closing Date, certified by the Secretary of State of its state of organization dated not earlier than ten days prior to the Closing Date, and copies of certificates, dated not earlier than ten days prior to the Closing Date, as to the good standing of each Subsidiary in the state of its incorporation and any other state where the failure to so qualify would have a Material Adverse Effect;

                         (ix) a certificate of Borrower, signed by the Secretary on behalf of Borrower, as to (a) resolutions of Borrower and, as applicable, its Subsidiaries, adopting and approving all agreements relating to documents referred to herein to which Borrower or any of its Subsidiaries is a party (including, without limitation, Borrower Transaction Documents, this Agreement and the Initial Convertible Secured
                 Note), and (b) the names, offices and specimen signatures of its and its Subsidiaries' officers executing any such documents in connection with this Agreement or the documents referred to herein;

                          (x) a certificate signed by the Chief Executive Officer and Chief Financial Officer of Borrower, with respect to the matters set forth in Sections 2.3.2, 2.3.3 and 2.3.5;

                         (xi) the most recent pro-forma consolidated balance sheet of Borrower, taking account of the Convertible Loan and all transactions to occur on the Closing Date certified by the Chief Financial Officer of Borrower which certifies that Borrower will be Solvent after the transactions contemplated hereby;

                        (xii) an officers' certificate, signed by the Chief Executive Officer on behalf of Borrower, certifying that to the best of the Chief Executive Officer's knowledge after due inquiry, since the date of the balance sheet described in clause (xi), there has not occurred a Material Adverse Effect;

                        (xiii) such other approvals, opinions or documents as Lender may request;

                        (xiv) evidence of the execution and delivery of the Preferred Stock Purchase Agreement, together with all other agreements, instruments and documents required thereunder; and

                         (xv) evidence of the consummation of the Senior Management Settlement Agreements in a manner satisfactory to Lender, together with all other agreements, instruments and documents required thereunder.

                  4.1.2. Representations and Warranties True. (i) The representations and warranties made by Borrower herein and in the other Loan Documents shall be true and correct in all material respects on the Closing Date and (ii) all covenants contained herein and in such other agreements to be performed by each of such parties prior to the Closing Date shall have been performed or waived by Lender in writing.

                 4.1.3. No Default. No Default shall have occurred and be continuing; no event of default, or event that with notice or lapse of time or both would become an event of default, shall have occurred and be continuing under any of this Agreement or the other Loan Documents; and none of the foregoing shall occur as a result of the Convertible Loan, or any other transaction in conjunction therewith unless such covenant has been waived in writing by Lender.

                 4.1.4. No Material Adverse Change. Since September 30, 1995, in the judgment of the Lender, no event shall have occurred which could reasonably be expected to have a Material Adverse Effect, including, without limitation, any event which could reasonably be expected to have a material adverse effect on the ability of Borrower to effect (including hindering or unduly delaying) the transactions contemplated by this Agreement and the other Loan Documents, or to satisfy its obligations hereunder or thereunder.

                 4.1.5. Expenses. Borrower shall have paid or caused to be paid to under all amounts due to Lender for Lender's own out of pocket expenses in the amount of $187,279.44 incurred in due diligence and investigation of collateral, together with all fees and expenses of all and any counsel to Lender engaged by Lender in connection with its due diligence, the preparation, negotiation, review, execution and delivery of this Agreement and the Loan Documents, or the consummation of the transactions contemplated hereby and thereby, or otherwise consulted by Lender in connection with this Agreement; provided, however, that if such amounts are not paid by the Closing Date, they shall be treated as amounts advanced to Borrower by Lender as part of the Initial Convertible Loan.

                 4.1.6. Absence of Litigation, Etc. No action, suit, investigation, proceeding or counterclaim of or before any Governmental Authority or other Person shall be pending or threatened against Borrower challenging the Convertible Loan or the transactions contemplated by the this Agreement or the other Loan Documents or seeking any material damages in connection therewith or any judgment, order or injunction that would restrain, prohibit or impose materially adverse conditions on the consummation of the transactions contemplated hereby or by the other Loan Documents.


                                   ARTICLE V

                               SECURITY INTEREST


         5.1. Confirmation of Grant of Security Interest. Borrower shall execute and deliver to the Lender, concurrently with the execution of this Agreement, a Restated and Amended Security

Agreement in the form attached hereto as Exhibit J and a Guaranty and Security Agreement in the form attached hereto as Exhibit K, together with all agreements, instruments and documents required thereunder.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


         As of the Closing Date, each date a request for the Convertible Loan is made and each date an advance thereunder is made, Borrower represents and warrants to Lender that, except as specifically and fairly disclosed in Borrower's Annual Report on Form 10-K for its fiscal year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for its quarters ended September 30, 1995 or in a schedule specifically referred to herein:

         6.1. Existence and Power. Borrower is (a) a corporation duly formed, validly existing and in good standing in the jurisdiction of its formation, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where the failure to do any of the above could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) duly qualified and authorized to do business and in good standing in all jurisdictions where the failure to do so could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.2. Subsidiaries. Each Subsidiary of Borrower is (a) a corporation duly formed, validly existing and in good standing in the jurisdiction of its formation, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where the failure to do any of the above could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) duly qualified and authorized to do business and in good standing in all jurisdictions where the failure to do so could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.3. Authority, Execution, Delivery and Enforceability. Borrower has the necessary corporate authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and to consummate the Loan and the other transactions contemplated by this Agreement and the other Loan Documents. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other Loan Documents to which it is a party, and any other documents related thereto. This Agreement and each of the other Loan Documents to which it is a party are, or when executed and delivered by Borrower will constitute, the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

         6.4. Authorization and Validity Re: Subsidiaries. Each Subsidiary of Borrower has the necessary corporate authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, and to consummate the transactions contemplated by such Loan Documents. Each Subsidiary of Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, and any other documents related thereto. The Loan Documents to which each Subsidiary of Borrower is a party are (or, when duly executed and delivered will be) the legal, valid, and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms.

         6.5. No Conflicts. Neither the execution, delivery or performance by Borrower of this Agreement, the other Loan Documents to which it is a party, and any other documents related thereto nor the compliance by Borrower with any of its obligations thereunder, nor the consummation of any of the transactions contemplated thereby will (i) conflict with the Certificate of Incorporation or the By-laws of Borrower or any Subsidiary or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of, any Lien upon any of Borrower's or its Subsidiaries' property or assets under (a) any indenture, mortgage, deed of trust or other instrument or agreement (other than the Security Agreement) to which Borrower or its Subsidiaries may be or become bound or to which any of Borrower's property or assets may be or become subject or (b) any applicable law, rule, regulation, judgment, writ, order or decree of any Governmental Authority having jurisdiction over Borrower's or its Subsidiaries' properties or assets.

         6.6. Use of Proceeds; Margin Regulations. Upon receipt thereof, Borrower will use the proceeds of the Convertible Loan only for the purposes permitted under Section 2.8. No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         6.7. No Consents. No order, license, consent, authorization or approval of, or exception by, or notice to or registration with, any Governmental Authority or any other Person, and no filing, recording, publication or registration of any kind, is necessary or advisable in connection with the execution, delivery and performance by Borrower or its Subsidiaries of this Agreement or the Loan Documents or for the legality, validity, binding effect or enforceability thereof.

         6.8. Investment Company Act, Etc. Neither Borrower nor any Subsidiary is, or will be, after giving effect to the transactions contemplated hereby, (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby.

         6.9. Financial Matters. All financial information heretofore or contemporaneously furnished by or on behalf of Borrower, and all other such information hereafter furnished by or on behalf of Borrower to Lender will be, correct and complete in all material respects on the date as of which such information is dated or certified (except for any projections included therein, which projections shall have provided reasonable estimations of future performance for the periods covered thereby based on assumptions which are reasonable when made, subject to the uncertainty and approximation inherent in any projections) and fairly present or will fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries, as applicable, in accordance with GAAP and without omitting anything necessary to make such information not misleading at such time.

         6.10. Representations and Warranties in Other Agreements. There have been delivered to Lender complete and correct copies of each of Borrower Transaction Documents, as amended to the date hereof, and all exhibits and schedules delivered in connection therewith. The terms of each of Borrower Transaction Documents have not changed in any material respect from the terms reflected in the copies thereof delivered to Lender on or before the date of this Agreement. Each of the representations and warranties given by Borrower or its Subsidiaries, and the other parties to such agreements in such documents were true and correct in all material respects as of the date made and on the date hereof. Each of such documents is in full force and effect, and each party thereto has performed all its obligations thereunder required to be performed on or prior to the date hereof.

         6.11. Tax Returns and Payments. Except as set forth on Schedule 6.11, Borrower and each of its Subsidiaries has filed all federal income tax returns and all other tax returns and reports, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent or those which in the aggregate (including all fees and penalties associated therewith) do not exceed $5,000.00. Borrower and each of its Subsidiaries has paid, or has provided adequate reserves for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no proposed tax assessment against Borrower or against any of its Subsidiaries which, if the assessment were made, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.12. Litigation and Adverse Facts. Except as set forth in Schedule 6.12, there is no claim, action, suit, proceeding, investigation or administrative proceeding or arbitration by any Governmental Authority or other Person (including, without limitation, derivative actions) pending or known by Borrower to be threatened with respect to Borrower, any of its Subsidiaries, or any of its Affiliates or assets of any of the foregoing, or any officer, director or other person who would be entitled to be indemnified by Borrower or any Subsidiary, or any of the transactions contemplated hereby which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and there is no basis for such action, suit, proceeding, investigation or arbitration and there has occurred no development in any action, suit, proceeding, investigation or arbitration previously disclosed to Lender, which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect

         6.13.   [Intentionally omitted.]

         6.14. No Defaults. Except as set forth on Schedule 6.14, there does not exist (i) any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement or obligation of Borrower or its Subsidiaries, including, without limitation: (a) Borrower Transaction Documents or (b) any mortgage, deed of trust, indenture or other instrument or agreement to which Borrower is a party or by which Borrower may be bound or any of its property or assets may be subject which, in either clause (a) or (b) above, would have a Material Adverse Effect, or (ii) any Unmatured Event of Default.

         6.15.   Capitalization.  Since July 7, 1994, except as provided in
Schedule 6.15, Borrower has not offered, placed or sold, or caused to be offered, placed or sold, any securities or other obligations. Except for Shares which may be issued pursuant to this Agreement, the Warrant, the Preferred Stock Purchase Agreement or the Other Warrant, immediately after the Closing Date, Borrower will have no more than 13,493,205 Fully Diluted Shares (including all Shares issuable at any time upon the conversion, exercise or exchange of all options or convertible securities outstanding or to be issued on the Closing Date). The number of Fully Diluted Shares held by each record holder of Fully Diluted Shares is set forth in Schedule 6.15.

         6.16. Good Title to Properties. Borrower and each Subsidiary has good and marketable title to all its material properties and assets free and clear of all Liens (except for Permitted Liens).

         6.17. ERISA. Neither Borrower nor any ERISA Affiliate maintains or contributes to or has or could have any liability under, any Plan which is subject to Title IV of ERISA or Section 412 of the Code. Neither Borrower nor any ERISA Affiliate maintains or contributes to or has any liability under, any Welfare Plan which provides, or has any liability under, benefits to employees after termination of employment other than as required by Section 601 of ERISA or state compensation coverage laws, which liability could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code or any other applicable federal or state law or regulations promulgated thereunder with respect to a Plan or any Welfare Plan in any manner which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate nor any fiduciary of a Plan or any Welfare Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code in any manner which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         6.18. Insurance. Borrower has previously delivered to Lender a summary of the property, casualty and liability insurance program carried by Borrower and its Subsidiaries (including, without limitation, dental malpractice, products liability and director's and officer's liability insurance) and such summary is complete and accurate in all material respects. Borrower has caused Lender to be named jointly with the purchaser(s) under the Preferred Stock Purchase Agreement as additional insureds and loss payees under any or all of Borrower's insurance policies. Borrower and its Subsidiaries are adequately insured for their benefit under such policies. No notice of any pending or threatened cancellation or premium increase has been received by Borrower with respect to any of such insurance policies. Borrower and its Subsidiaries are in substantial compliance with all conditions contained in such insurance policies.

         6.19. Compliance with Laws. Neither Borrower nor the Subsidiaries are in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, which violation could, singly or in the aggregate, reasonably be expected to subject Borrower or the Subsidiaries or any of their officers to criminal liability or have a Material Adverse Effect on Borrower and no such violation has been alleged, and Borrower and the Subsidiaries (i) have filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority and the information contained in each of such filings is true, correct and complete in all respects, except where failure to make such filings could not reasonably be expected to have a Material Adverse Effect and
(ii) have retained all records and documentary evidence required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, except where failure to retain such records could not reasonably be expected to subject Borrower or any of its officers to criminal liability or have a Material Adverse Effect.

         6.20. Absence of Default. Unless consistent with past practices or disclosed on Schedule 6.20, Borrower or its Subsidiaries is not in material default under any material contract or contracts (a) to which it is a party or by which it is bound, and (b) (i) pursuant to which Borrower or its Subsidiaries provides goods or material services to a customer which contributed more than $10,000.00 of gross revenue during the prior fiscal year of Borrower, (ii) pursuant to which Borrower or its Subsidiaries incurs lease obligations in excess of $10,000.00 during any fiscal year of Borrower or its Subsidiaries, or (iii) which cannot be replaced without material expense, delay or interruption of business.

         6.21. Securities Laws. Neither Borrower nor any Affiliate, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Convertible Secured Notes or solicited any offer to acquire any such interest from, or has taken any action that would subject the issuance or sale of the Convertible Secured Notes or the issuance of the Shares issuable upon their conversion to registration under the Securities Act of 1933, as amended (the "Securities Act") or registration or qualification under the Blue Sky laws of any state ("Blue Sky Laws").

         6.22. Employees and Labor. There is no unfair labor practice complaint against Borrower or its Subsidiaries pending before the National Labor Relations Board or any state or local agency nor is there a labor strike or other labor dispute, pending or, to the best of Borrower's knowledge after due inquiry, threatened, affecting any of the foregoing which if adversely resolved could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the best knowledge of Borrower after due inquiry, there is no existing representation question respecting the employees of Borrower or its Subsidiaries, nor are there organizational attempts affecting any of the employees of any of the foregoing which could, singly or in the aggregate, reasonably be expected to have a Material

Adverse Effect; there is no grievance pending or, to the best of Borrower's knowledge after due inquiry, threatened affecting Borrower or its Subsidiaries which singularly or in the aggregate with other grievances could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no labor disputes or work stoppages involving Borrower or its Subsidiaries, to the best of Borrower's knowledge after due inquiry, are pending or threatened which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best of Borrower's knowledge after due inquiry, no customer or supplier of Borrower or its Subsidiaries is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.


         6.23. Finder's Fees. Except for fees payable under the Letter of Agreement or hereunder, no agent, broker, investment banker, Person, or firm acting on behalf of Borrower or any Affiliate of Borrower, or under the authority of any such Person, is or will be entitled to any broker's or finder's fee or any other similar commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein.

         6.24. Material Adverse Effect. There is nothing of which Borrower is aware that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect which has not been disclosed to Lender in a schedule to this Agreement.

         6.25. Subsidiaries. Borrower has no Subsidiaries other than those identified on Schedule 6.25. Borrower owns one hundred percent of the equity and other ownership interests in its Subsidiaries.

         6.26. Indebtedness. Except as set forth on Schedule 6.26, neither Borrower nor any of its Subsidiaries has any Indebtedness other than the Existing Group Indebtedness.

                                  ARTICLE VII

                     LENDER REPRESENTATIONS AND WARRANTIES


         7.1. Acquisition for Investment. Lender represents and warrants to Borrower that Lender (i) is acquiring the Convertible Secured Notes for its own account for investment purposes with no present intention of offering, selling, transferring or otherwise disposing of the same, any part thereof, or any interest therein, unless such offer, sale, transfer or other disposition would not result in a violation of the Securities Act and all applicable Blue Sky Laws, (ii) has no reason to anticipate any particular occasion or event which would cause, necessitate or require them to offer, sell, transfer or otherwise dispose of the Convertible Secured Notes or any interest therein (other than pursuant to this Agreement) and is able to financially bear the risks of the investments, and (iii) has no need for liquidity in this investment.

         7.2. Withholding Certificates. If any deduction or withholding is required under federal or state tax laws with respect to any payments to or for the account of holders of Convertible Secured Notes pursuant to this Agreement, Borrower shall (i) promptly notify each affected holder in writing of such requirement, (ii) pay the full amount required to be deducted or withheld to the applicable taxing authority on a timely basis, (iii) promptly furnish an official receipt (and such other documentation as may be requested by the holder) evidencing the payment to such taxing authority. Each holder agrees that it will deliver to Borrower, upon reasonably written demand therefor and at the expense of Borrower, any form or document it can lawfully provide that may be reasonably requested in writing by Borrower in order to allow Borrower or any paying agent to make payments to such holder without deduction or withholding for or on account of such federal or state taxes or with such deduction or withholding at a reduced rate.

                                  ARTICLE VIII

                                   COVENANTS


         8.1. Affirmative Covenants. Subject to Section 8.3 of this Agreement, so long as Borrower has any Liabilities (other than solely for Liabilities as to Shares which have been previously converted), Borrower shall, and shall cause its Subsidiaries to, unless otherwise expressly consented to in writing by the Lender:

                 8.1.1.   Financial Statements.  Furnish to Lender the
                   following:

                         (i)      Monthly and quarterly net unaudited
                 consolidated and consolidating financial statements including, without limitation, statements of profit and loss, statements of cash flow and balance sheets, certified by Borrower's Chief Financial Officer on behalf of Borrower, as soon as available and, in any event, within twenty-five (25) days after the end of each month and quarter (respectively), which financial statements shall be prepared on a basis consistent with such statements prepared in prior months, shall be in accordance with GAAP (except for changes therein with which Borrower's independent certified public accountants have previously concurred in writing), subject to the absence of footnotes and normal year-end adjustments.

                        (ii) Annual audited unqualified consolidated and, if available, consolidating financial statements, certified by Kirkland, Brakeman, Russ, Murphy & Tapp or by independent certified public accountants from a "Big Six" national accounting firm other than Ernst & Young, or other accountants acceptable to Lender, as soon as available and, in any event, within 120 days after the end of each of Borrower's fiscal years, which statements shall be prepared in accordance with GAAP and on a consistent basis.

                       (iii) Annual consolidated and consolidating forecasts, for the calendar year and each month of the calendar year of the next twelve (12) months' balance sheet, income statements and cash flow statements of Borrower, prepared by Borrower's Chief Financial Officer on behalf of Borrower as the annual budget of Borrower and delivered not less than 30 days before the first day of the applicable fiscal year of Borrower, and deliver forecasts updating the remaining portion of any such annual forecast as, when and if prepared.

                        (iv) In addition to the reports and statements described in clauses (i) through (iii), Borrower shall provide Lender with such other financial reports and information relating to Borrower as Lender may from time to time request.

                         (v) Concurrently with the delivery of the financial statements in clause (ii) above, a certificate of the auditor as selected pursuant to clause (ii), that such auditor (in the course of such auditor's review) has not obtained any knowledge of a financial covenant Default under this Agreement.

                        (vi) Concurrently with the delivery of the financial statements described in clauses (i) and (ii) above, a certificate of the Chief Financial Officer of Borrower to the effect that no event of default, or event which with the lapse of time or notice or both, would constitute an event of default under Borrower Transaction Documents.

                       (vii) Concurrently with the delivery of the financial statements described in clause (ii) above, copies of all management letters and other correspondence and/or documents sent and/or otherwise provided to Borrower by Borrower's accountant or accountants in the prior year.

                      (viii) Copies of all documents filed with the Securities and Exchange Commission ("SEC"), when and as they are so filed.

                      (ix) Copies of all documents sent to the holders of Shares, when and as they are so sent.

                 8.1.2. Maintenance of Property; Insurance. Except as otherwise permitted under this Agreement, preserve and maintain all of its material properties, owned or leased, used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and insure and keep insured, with financially sound and reputable insurers, so much of its properties, in such amounts and against such risks, as are, to the best of Borrower's knowledge after due inquiry, usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

                 8.1.3. Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and requirements of Governmental Authorities (including, without limitation, OSHA, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or the failure to comply with which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 8.1.4. Keeping of Books. Keep proper books of record and accounts, in which complete and correct entries shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries.

                 8.1.5. Payment of Obligations, Taxes, Etc. Pay and discharge, at or before maturity, or before the same shall become delinquent, all of its material obligations and liabilities, including

         (i) all taxes, assessments and governmental charges imposed upon each of Borrower or any of its Subsidiaries or upon its property and
         (ii) all lawful claims that, if unpaid, might by law become a Lien upon each of Borrower's or its Subsidiaries' property; provided, however, that Borrower and its Subsidiaries shall not be required to pay or discharge any such obligations or liabilities that are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves are being maintained in accordance with GAAP.

                 8.1.6. Access to Records; Financial Statements. Provide Lender and its authorized representatives full and complete access to all books, records, offices and other facilities and properties, and allow Lender and such representatives to make such inspections thereof and copies of and abstracts from such books and records, as Lender may request, and cause Borrower's officers to furnish Lender and such representatives with such financial and operating data, including all quarterly financial statements prepared or used by the management of Borrower, and other information with respect to the financial condition, business and property of Borrower and its Subsidiaries, as Lender may from time to time in its Sole and Exclusive Discretion request. Borrower shall also provide Lender, at Borrower's expense, with direct computer access by modem to Borrower's financial data, which shall be down-loaded on a daily basis to a computer at such location as Lender designates.

                 8.1.7. Notice of Certain Events. Promptly upon Borrower obtaining knowledge thereof, give notice to Lender of (i) the occurrence of any Default, (ii) the occurrence of any event of default, or event that with notice or lapse of time or both would become an event of default under Borrower Transaction Documents, (iii) any litigation, investigation or proceeding affecting Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or (iv) any event or matter that has resulted in or could reasonably be expected to have a Material Adverse Effect; and, in each case, promptly deliver to Lender an officer's certificate, signed by the Chief Executive Officer of Borrower, specifying the nature of such event and the actions that Borrower has taken or proposes to take with respect thereto; provided, however, that should any Default be cured by Borrower within the applicable period hereunder, such cure of any underlying Default shall also cure any default arising under this Section 8.1.7 for failure to give notice with respect to such Default.

                 8.1.8.   [Intentionally Omitted].

                 8.1.9. Waiver of Stay, Extension or Usury Laws. To the extent that it may lawfully do so, refrain at all times from insisting upon, or pleading, or in any manner whatsoever claiming, and resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of and/or interest on the Convertible Secured Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent, now or at any time hereafter in force; and to the extent that it may lawfully do so) Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any right herein granted to Lender, but will suffer and permit the execution of every such right as though no such law had been enacted.

                 8.1.10.  Covenants in Agreement.   (i) Comply in all material
         respects and take such actions to have its Subsidiaries comply in all material respects with its obligations under this Agreement, the other Loan Documents and Borrower Transaction Documents to which they are a party (waivers from compliance by any party with the obligations specified in this Agreement, the other Loan Documents and Borrower Transaction Documents shall not be effective as waivers hereunder unless consented to in writing by the Lender), and (ii) refrain from entering into any amendment of Borrower Transaction Documents or this Agreement or the other Loan Documents without the consent of the Lender.

         8.2. Negative Covenants. So long as Borrower has any Liabilities outstanding (other than Liabilities solely as to Shares which have been previously converted), Borrower shall not, and shall not permit its Subsidiaries to, without the written consent of the Lender:

                 8.2.1.   [Intentionally Omitted]

                 8.2.2.   [Intentionally Omitted]

                 8.2.3. Additional Debt. Incur any Indebtedness or other additional debt or obligation of any kind other than that specifically permitted pursuant to this Agreement; provided, however, that if Borrower makes a borrowing request under Section 2.3.1 and Lender fails to make an advance hereunder in response to said request within the 30 Business Day period referred to in said section, Borrower may borrow the sum requested from another source provided that (a) the proceeds of said borrowing are used solely for normal operations (excluding the acquisition of dental practices or the prepayment of indebtedness), (b) such borrowings do not exceed $750,000 in the aggregate or $150,000 in any one instance, (c) such borrowing does not violate any other provision of this Agreement, and (d) such borrowing is not senior to the Indebtedness due under the Convertible Secured Notes and ranks in pari passu with such Indebtedness for security purposes. Lender agrees to execute such documents as are reasonably requested by Borrower to acknowledge that such borrowings are pari passu with Indebtedness under the Convertible Secured Note for security purposes.

                 8.2.4. Acquisition or Sale of Business; Merger or Reorganization. Purchase or otherwise acquire the stock, shares, or other securities, or the assets or business of any Person or other entity; or liquidate, dissolve, merge, consolidate, reorganize, recapitalize or otherwise alter its legal status or commence any proceedings therefor, or sell, lease, transfer or dispose of, in any way, any personal or real property assets, except assets sold or leased in the ordinary and normal course of business; or assign or transfer any substantial part of its intangible business rights necessary for the continuation of its business as now conducted or planned.

                 8.2.5. Equity. Issue any additional Shares (or instruments convertible into Shares or other equity) in Borrower or the Subsidiaries, except as specifically required pursuant to this Agreement, the Amsterdam Warrant No. 2, the FLL Warrant, the Laport Warrant, the Preferred Stock Purchase Agreement or the Amsterdam Warrant No. 1 and except as listed on Schedule 6.15.

                 8.2.6. Charter and By-Laws. Amend, breach or violate the By-Laws or Certificate of Incorporation of Borrower or any of the Subsidiaries.

                 8.2.7. Compliance with Securities Laws. Directly or indirectly sell or offer, or attempt to offer or dispose of, any stock or other securities of Borrower or any Subsidiary (except as specifically required pursuant to this Agreement), solicit any offer to buy any shares or other securities of Borrower or any Subsidiary, or otherwise approach or negotiate in respect thereof with any Person in a manner which constitutes a material violation of the Securities Act or any other federal, state or other securities law or in such circumstances or in such manner as to bring the issue and sale of the Shares pursuant to this Agreement or the other Loan Documents into material violation of the Securities Act or any other federal, state or other securities law.

                 8.2.8. Dividends. Declare, accrue or pay any dividends, or make any other distributions in cash, property or stock, with respect to any Shares or any other equity securities of Borrower, or purchase or redeem any Shares or any other equity securities of Borrower, other than with respect to the Preferred Stock.

                 8.2.9. Capital Expenditures. Expend or contract to expend, on a consolidated basis, in any fiscal year of Borrower in the aggregate for the lease, purchase or other acquisition of any capital asset in an aggregate amount more than $100,000.

                 8.2.10. Changes in Management or Business. Change the nature of its business in any material respect from that engaged in on the Closing Date or enter into any agreements which would restrict its right to perform under this Agreement or the other Loan Documents.

                 8.2.11. Changes in Accounting Periods or Methods. Change Borrower's fiscal year from the year end of December 31 or make or institute any change in accounting method employed in the preparation of the financial statements described in Section 8.1 hereof.

                 8.2.12. Benefits and Compensation. Increase by more than 3.5% during any one-year period the salaries, benefits, or compensation of any kind or nature of the officers, directors or employees of Borrower or the Subsidiaries.

               8.2.13. Loans and Advances. Except as required by law, pay any past loans, advances, or deferred or outstanding salaries or benefits of any kind or nature made by, or due to, any past or present officer, director or employee of Borrower or the Subsidiaries until such time as Borrower and Subsidiaries collectively generate positive net income, determined in accordance with GAAP, for a period of at least one (1) year.

         8.3. Board of Directors. For so long as the Lender or its Affiliates or Participants continue to hold any Convertible Secured Notes or Shares, the Lender shall be entitled to advance written notice of any and all meetings of any kind or nature of the Board of Directors of Borrower as follows: (a) sixty (60) days' advance notice in the case of meetings to be held outside of Cook County, Illinois, (b) fourteen (14) days' advance notice in the case of meetings to be held in Cook County, Illinois, and (c) such lesser notice as may be required as a result of an emergency, but in no event less than five (5) days. In addition, at the Lender's sole option, it shall be entitled to attend, or to have its agents or designees attend, any or all such meetings in order to ensure continuing compliance with the terms and conditions contained herein and in the other Loan Documents. Borrower shall be responsible for paying all fees and expenses (including, without limitation, travel, lodging, meals and other related expenses) incurred in connection with attending meetings of the Board of Directors by any of the above-referenced agents, designees or members of the Board of Directors designated by the Lender pursuant to this Section 8.3, who shall in addition be paid by Borrower compensation equal to that paid by Borrower to Directors who are officers of Borrower but who are not paid an annual salary by Borrower.

         8.4 Preemptive Rights Upon the Issuance of Capital Stock by Borrower. At any time that the Convertible Secured Notes are outstanding or the Lender or its transferees own any Shares or other securities in Borrower, if Borrower proposes to issue any Shares or any security or obligation which by its terms is convertible into Shares or any warrant, option or other subscription or purchase right with respect to Shares other than pursuant to the Warrant or pursuant to the Convertible Secured Notes or the Preferred Stock, Borrower shall first deliver to the Lender a notice with respect to such proposed issuance which sets forth the price and number of Shares or other such securities which it proposes to issue. The Lender shall have the right to purchase such offered securities at the proposed issuance price (or, if such securities are to be issued in consideration of services rendered or upon the conversion or exercise of convertible securities, warrants or options heretofore issued by Borrower, a sufficient amount of newly issued securities such that Lender would suffer no dilution, at an amount equal to the fair value of such services or the actual consideration received by Borrower upon such conversion or exercise), which right shall be exercisable by the Lender by written notice to Borrower given on or before ninety (90) days after receipt by Lender of written notice of such proposed issuance. Such right shall accrue to Lender and all holders of the Preferred Stock. If only Lender exercises such right, Lender may exercise such right as to any or all of such Shares or other securities. If Lender and one or more holders of the Preferred Stock exercise such right, Lender shall have the right to purchase that portion of the Shares or other securities purchasable under this section as the unpaid principal amount of Lender's Convertible Secured Notes bears to the sum of the unpaid principal amount of Lender's Convertible Secured Notes and the aggregate purchase price of Preferred Stock held by all holders exercising such right.
In the event Lender does not exercise its option under this Section 8.4, Borrower may issue the offered securities in the amount and at the price set forth in such notice to the Lender within one-hundred eighty (180) days of the date of such notice. The closing of any purchase by the Lender under this Section 8.4 shall be held at the principal office of the Lender at 11:00 a.m. local time on the one-hundred fiftieth (150th) day after the date on which the Lender first shall have received notice of the proposed issuance, or at such other time and place as the parties to the transaction may agree. Notwithstanding the foregoing, nothing contained in this Section 8.4 will waive Lender's right to prevent or object to the issuance of Shares or any other securities by Borrower or its Subsidiaries.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.1. Events of Default. Each of the following events shall constitute an "Event of Default" hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any Governmental Authority or otherwise):

                 9.1.1. Borrower shall (i) fail to pay when due any principal amount of, or (ii) fail to pay within five (5) days after due any other Liabilities, including interest or any other amount owed under, the Convertible Secured Notes or under this Agreement or any other Loan Document; or

                 9.1.2. any representation or warranty by Borrower (or any of its officers) under this Agreement or any of the other Loan Documents or Borrower Transaction Documents shall prove to have been incorrect in any material respect when made; or

                 9.1.3. Borrower shall fail to perform or observe any of the terms, covenants or agreements contained in this Agreement or any of the other Loan Documents on its part to be performed or observed if, in the case of the covenants in Sections 8.1.1, 8.1.2 and 8.1.4 only, or if, in the case of an inadvertent violation of Section 8.1.3 or 8.2.7, such failure or violation shall remain unremedied for a period of twenty (20) days after written notice thereof shall have been given to Borrower by Lender; or

                 9.1.4. an event of default occurs and is continuing under Borrower Transaction Documents if (i) such event of default, after any applicable grace period, is an actual payment default on principal or interest of any Indebtedness, (ii) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its expressed maturity or (iii) such default could reasonably be expected to materially impair the ability of Borrower or its Subsidiaries to enforce Borrower Transaction Documents in accordance with their terms; or

                 9.1.5. an event of default occurs and is continuing under the Preferred Stock Purchase Agreement; or

                 9.1.6. Borrower shall generally fail to pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of its creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Borrower shall take any action to authorize any of the actions set forth above in this Section 9.1.6; or

                 9.1.7. any Person entitled to take the actions described in this Section 9.1.7, after the occurrence of any default or event of default under any agreement, mortgage, indenture or instrument evidencing any Indebtedness of Borrower which is outstanding in a principal amount of at least $10,000.00 in the aggregate, shall notify Borrower of the intended sale or disposition of any assets of Borrower that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings or take any action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of, or apply, any assets of Borrower (including funds on deposit or held pursuant to lock box and other similar arrangements), pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law; or

                 9.1.8. there remains unpaid and unstayed pending appeals for more than thirty (30) consecutive days, one or more judgments or decrees against Borrower, any Subsidiary or any guarantor of any of the Liabilities involving an aggregate liability of $25,000.00 or more (other than a money judgment covered by insurance, but only if the insurer has admitted, in writing, liability with respect to such judgment); or

                 9.1.9. if any of the present executive officers of Borrower are no longer personally and actively involved in the management and supervision of Borrower or any of its Subsidiaries, at least substantially to the same extent as of the date hereof, except that, if any of them is no longer so involved due to his death or disability, such event shall not be an Event of Default if he is replaced within 45 days by another person acceptable to the Lender in its Sole and Exclusive Discretion (which must be evidenced in writing by Lender).

         Notwithstanding the foregoing, the mere failure to pay interest under the Convertible Secured Notes which is due in June 1996 or September 1996 or the mere failure to pay dividends on the Preferred Shares which is due on June 30, 1996 or September 30, 1996 shall not be an Event of Default for any purpose hereunder, except that (1) such failure to pay in September 1996 shall trigger interest at the Default Rate under the Convertible Debt Agreement and dividends at the Default Rate under the Certificate of Designation, and (2) interest which is unpaid in June 1996 shall be added to principal.

         9.2. Remedies. If an Event of Default (other than an Event of Default specified in Section 9.1.6) occurs and is continuing, Lender may, by notice to Borrower (the "Default Notice"), declare the then-outstanding principal amount and accrued interest on the Convertible Secured Notes to be immediately due and payable. In the event of a declaration of acceleration because an Event of Default specified under Section 9.1.4(ii) (whether or not it also results in an Event of Default under Section 9.1.4(i)) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the underlying event(s) causing such Event of Default is cured or permanently waived or the holders of the Indebtedness which is the subject of such underlying event(s) have rescinded their declaration of acceleration in respect of such Indebtedness within 90 days thereof and Lender has received written notice of such cure, permanent waiver or rescission and no other Event of Default has occurred during such period which has not been cured or waived. If an Event of Default specified in Section 9.1.6 occurs, the amounts referred to in the first sentence of this Section 9.2 shall ipso facto become and be immediately due and payable without any declaration or other action on the part of Lender. The Lender by notice to Borrower may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default hereunder have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.


                                   ARTICLE X

                              LIMITED CALL RIGHTS



         10.1. Limited Call Right. During the period commencing on the date that Lender has provided Convertible Loans and the purchasers under the Preferred Stock Purchase Agreement have purchased Preferred Stock in the initial aggregate principal amount of One dollar ($1.00) or more and ending on the earlier to occur of one year after the Closing Date or when no Indebtedness remains outstanding under the Convertible Secured Notes and no Preferred Stock remains outstanding, Borrower may give Lender (or its transferees) notice of its intention to purchase and redeem ("Call") all (but not less than all) of the Indebtedness then outstanding under the Convertible Secured Notes (collectively, the "Called Debt") if the conditions described in Section 10.2 hereof have been complied with at and prior to the time of Borrower's exercise of the Call, and thereupon Lender (or its transferees) shall sell to the Company the Called Debt as provided in this Article 10.

         10.2. Conditions to Call. The Call may be exercised and consummated only if: (i) no Event of Default has occurred and is continuing nor any Event of Default would occur, after giving effect to the exercise of the Call, with the passage of time, the giving of notice, or both; (ii) the exercise of the Call (and the resulting partial prepayment of the Convertible Secured Note) is not prohibited by applicable corporate or other law or pursuant to the terms or covenants of any loan agreement, note, security agreement or other instrument binding upon the Company, (iii) concurrently therewith, Borrower calls for redemption that portion of the Preferred Stock (the "Called Preferred Stock") which bears the same percentage of the total outstanding Preferred Stock as the Called Debt bears to the total outstanding indebtedness under the Convertible Secured Notes, (iv) concurrently therewith, Borrower either (A) deposits in escrow with Agent (or, if no Agent has been appointed, with Lender) an amount in cash equal to five (5) percent of the Call Price (the "Deposit") or (B) delivers to Lender a written, unconditional commitment from a third party to provide funds sufficient to consummate the Call and evidence satisfactory to Lender that such third party has sufficient liquid assets available for that purpose, and (v) Lender does not exercise its right to convert the Called Debt within 90 Business Days after the Call is made. At the closing of the Call, the Deposit shall, if made under Clause (A) above, be paid by Agent to Lender and applied against the Call Price. If the Call fails to close in accordance with or within the time period provided in Section 10.5 (other than due to Lender's default or to the conversion of the Called Debt), the Deposit shall, if made under clause (A) above, be paid by Agent to Lender as liquidated damages, such failure to close shall constitute an Event of Default and Borrower shall not be entitled to close the Call or to make any subsequent Call.

         10.3.   [Intentionally Omitted]

         10.4. Call Price. The purchase price ("Call Price") of the Called Debt shall be the amount of such Indebtedness plus (a) if the Call is made within 180 days after the Closing Date, a premium of $375,000, (b) if the Call is made more than 180 days but within 270 days after the Closing Date, a premium of $500,000, and (c) if the Call is made more than 270 days but within 360 days after the Closing Date, a premium of $750,000. The portion of the Call Price determined under clause (a), (b) or (c) of the preceding sentence (the "Premium") shall be allocated among the holders of the Preferred Stock and Lender in proportion to the ratio that the Liquidation Value (as defined in the Certificate of Designation) of the Called Stock bears to the amount of the Indebtedness represented by the Called Debt.

         10.5. Exercise of Call. Borrower may exercise the Call (subject to the terms and conditions hereinabove set forth) by delivery to Lender during the period of the effectiveness of the Call of written notice of exercise of the Call, which notice shall specify the amount of the Convertible Secured Notes which Borrower elects to Call and shall contain a statement, certified by the Chief Executive Officer of Borrower, that each of the conditions to the exercise and to the closing of the Call hereinabove set forth has been fulfilled. The closing of the Call shall take place at the principal offices of the Lender, or where Lender designates, on or before 110 Business Days after the exercise of the Call, and shall take place concurrently with the redemption of the Called Preferred Stock; provided, however, that if Lender agrees by written notice to Borrower to accept the Call as to any portion of the Called Debt and to waive its right to convert such portion of the Called Debt prior to the expiration of such conversion right, the closing of the Call as to such portion shall take place within 20 Business Days after such notice is given.
At the closing, Agent (a) shall receive from Borrower by wire transfer immediately available funds in an amount equal to the Call Price, plus all accrued but unpaid interest in respect of the Called

Debt, and (b) shall receive from Lender the Convertible Secured Note being Called. Upon receipt of all of such items, Agent shall deliver to Borrower the Called Convertible Secured Note for cancellation and shall deliver to Lender the above funds.

         10.6. No Other Call or Prepayment Rights. Except as permitted in this Article X, the Borrower shall not be entitled to call or prepay the outstanding Convertible Secured Notes.

                                   ARTICLE XI

                         ASSIGNMENTS AND PARTICIPATIONS


         11.1 Assignments. Assignments or participations by Lender of its rights and obligations arising under and with respect to this Agreement and the other Loan Documents shall be subject to the following terms and conditions:

                    11.1.1. The Lender may assign and delegate (the "Assignment") to one or more assignees (the "Assignees") all or a portion of its rights and obligations under this Agreement or the Loan Documents (including, without limitation, all or any portion of the Convertible Loan and its interest in the Convertible Secured Notes) subject only to the conditions set forth in Section 11.1.2. After any Assignment permitted under this Section 11.1.1, Lender shall have no further obligations with respect to the portion of its rights and obligations so assigned arising after the date of such Assignment.

                    11.1.2. Any Assignment shall identify the party to whom the Convertible Loan is being assigned and the amount of the Convertible Loan being assigned. Unless such Assignment is to a Controlled Affiliate of Lender, such Assignment shall also require the prior written consent of one of the holders of the Preferred Stock.

         11.2. Participations. Participations by any Lender of its rights and obligations arising under and with respect to this Agreement shall be subject to the following terms and conditions:

                    11.2.1. The Lender may sell participations (the "Participations") to one or more participants (the "Participants") in or to all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of the Convertible Loan and its interest in the Convertible Secured Notes or the other Loan Documents) subject to such terms and conditions as Lender may agree to with such Participants. After any such sale permitted under this Section 11.2, Lender shall have no further obligations with respect to the portion of its rights and obligations so sold arising after the date of such sale.

                    11.2.2. Borrower agrees that if amounts outstanding under this Agreement and the Convertible Secured Notes are due and unpaid, or shall have been declared due and payable, then, to the extent permitted by applicable law, the Participant shall be deemed to have the right to set-off in respect of its participating interest in amounts owing under this Agreement and the Convertible Secured Notes to the same extent as if the amount of its participating interest were owing directly to it under this Agreement or such Convertible Secured Notes; provided, that any Participant exercising such right shall be obligated to share with the Lender the amount of any such set-off.

                    11.2.3. The Lender may, in connection with any Assignment or Participation or proposed Assignment or Participation pursuant to Sections 11.1 and 11.2, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

                    11.2.4. Borrower hereby irrevocably authorizes Amsterdam Equities Limited to act, and Amsterdam Equities Limited hereby agrees to act, as agent for any Assignee or Participant and to exercise all rights and discharge all obligations of Lender hereunder on behalf of such Participants or Assignees and Borrower agrees to recognize, be bound by and consent to such agency relationship as Lender may enter into in connection with a Participation or Assignment. Each Assignee and Participant agrees to be bound by any actions taken by said agent on its behalf and to take no actions independently of said agent.


                    11.2.5. Unless such Participants are Controlled Affiliates of Lender, such Participation shall require the prior written consent of one of the holders of the Preferred Stock.


                                  ARTICLE XII

                                   THE AGENT


         12.1. Appointment. Lender may appoint an Agent to act as escrow agent hereunder by written notice to Borrower. In the event of such appointment, the Agent shall be authorized to take such action on behalf of Lender and Borrower under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

         12.2. Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. However, the Agent will use reasonable care in the custody of funds deposited with it hereunder. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of the Lender or Borrower and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein.


         12.3. Lack of Reliance on the Agent. In acting as Agent hereunder, the Agent shall not be responsible to the Lender or Borrower for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.


         12.4. Certain Rights of the Agent. The Agent shall act only in accordance with (a) the terms of this Agreement, (b) written instructions executed by both Lender and Borrower, or (c) an order of a court which is no longer subject to appeal and which Agent is advised by counsel is binding upon it. If the Agent shall request instructions from the Lender and Borrower with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document which is not expressly provided for herein, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Lender and Borrower, and the Agent shall not incur any liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Lender nor Borrower shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Lender and Borrower.

         12.5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by it in good faith.

         12.6. Indemnification. Borrower will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder (except to the extent based on acts or omissions constituting gross negligence or wilful misconduct in the performance of such duties) in his capacity as Agent or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document.

         12.7. Holders. The Agent may deem and treat the payee of any Convertible Secured Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent is the holder of any Convertible Secured Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Convertible Secured Note or of any Convertible Secured Note or Convertible Secured Notes issued in exchange therefor.

         12.8.   Resignation.

                 (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to Borrower and the Lender. Each such resignation shall take effect upon the expiration of such 15-day period, provided that the resignation of the last remaining Agent shall take effect upon the appointment of a successor Agent, pursuant to clauses (b) and (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation of the last remaining Agent, the Lender shall appoint a successor Agent.

                 (c) Following any notice of resignation by any Agent, if a successor Agent shall not have been so appointed within said 15 Business Days, such Agent shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Lender appoints a successor Agent as provided above.

                 (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, Agent's resignation shall become effective and the Lender shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Lender appoints a successor Agent as provided above.

                                  ARTICLE XIII

                                 MISCELLANEOUS


         13.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         13.2. Notices, Etc. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (a) if to Borrower, at its address set forth on the signature pages hereof with a copy to John F. Mahoney, Esq., Chuhak & Tecson P.C., 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (b) if to Lender, at its addresses set forth on the signature pages hereof with a copy to Kevin Cahill, Esq., Brooks & Cahill, 208 South LaSalle Street, Suite 1855, Chicago, Illinois 60604, and (c) if to successors or assigns or participants of Lender, at their respective addresses provided to Borrower and Lender, or to such other addresses as any such party may hereafter specify for such purpose by notice to Lender and Borrower. All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.



         13.3. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Convertible Secured Notes preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13.4.   Costs and Expenses; Indemnity.

                 13.4.1. Borrower shall pay on demand (i) all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Lender with respect thereto and other legal counsel advising any successors or assigns of Lender as to their respective rights and responsibilities under this Agreement, and due diligence, transportation, lodging, meals, computer, duplication, appraisal, audit, insurance, consultant, search and filing fees, costs and expenses of Lender, and (ii) all reasonable costs and expenses, if any, of Lender and any Assignees and Participants (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of their respective rights under this Agreement and the Loan Documents.

                 13.4.2. Borrower shall indemnify and hold harmless Lender and any Assignees and Participants and their respective Affiliates (each such Person being an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel and out of pocket expenses of Lender and its agents), which may be incurred by or asserted or awarded against any Indemnified Party, in each case in connection with, relating to or arising out of or by reason of, or in connection with the preparation for or defense of, joint or several, any investigation, inquiry, litigation or proceeding (i) relating to or arising out of the transactions contemplated herein or the execution, delivery, enforcement and performance of this Agreement or the Loan Documents, (ii) any claim of a party (other than an Indemnified Party) relating to any act, omission or obligation of Borrower or its stockholders, directors, officers, agents, employees, creditors or Affiliates or (iii) any breach of any written obligation of Borrower or its Affiliates to Lender, whether or not such Indemnified Party is a party thereto and whether or not the transactions contemplated herein are consummated. Borrower will not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense incurred by or asserted or awarded against such Indemnified Party is found to have resulted from the willful misconduct or gross negligence of such Indemnified Party as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 13.4.2 shall survive repayment of the Convertible Secured Notes and all amounts payable under this Agreement.


         13.5. Right of Set-off. Subject to Article 9, upon the occurrence and during the continuance of any Event of Default, Lender and any Assignees and Participants are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender and any Assignees and Participants to or for the credit or the account of Borrower against any and all of the Liabilities irrespective of whether or not the Lender and any such Assignees and Participants shall have made any demand under this Agreement or the Convertible Secured Notes and although such obligations may be unmatured. Lender and any Assignees and Participants agree promptly to notify Borrower after any such set-off and application made by Lender or any Assignees or Participants, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender or any Assignee or Participants under this Section 13.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Purchaser or such Assignee or Participants may have hereunder, under the Loan Documents, or pursuant to applicable law.

         13.6. Construction. The use of the singular or plural or masculine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be. The failure of this Agreement to use the term "Sole and Exclusive Discretion" in connection with any act or failure to act of Lender hereunder shall not be deemed to imply any obligation on the part of Lender to act or fail to act except in its Sole and Exclusive Discretion.

         13.7. Execution in Counterparts. This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         13.8. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Agreement and the Convertible Secured Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its principles of conflicts of law.

         13.9. Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other portion of this Agreement or the remaining portion of the applicable provision.

         13.10. Submission to Jurisdiction. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF ANY STATE OR FEDERAL
COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY COURT LOCATED IN THE BAHAMAS, OVER ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT, THE LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                 BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SECTION 13.2 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                 BORROWER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY ASSIGNEE OR PARTICIPANT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO ABOVE, IN ANY COURT OTHER THAN ONE HEREINABOVE SPECIFIED IN THIS SECTION 13.10. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF LENDER OR ANY ASSIGNEE OR PARTICIPANT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR THE RIGHT OF LENDER OR ANY ASSIGNEE OR PARTICIPANT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER IN THE COURTS OF ANY OTHER JURISDICTIONS.

         13.11. Waiver of Jury Trial. BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT, THE LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                            [END OF TEXT THIS PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BORROWER:

                                   PRINCETON DENTAL MANAGEMENT CORPORATION


                                   By:     ______________________________

                                   Name:   ______________________________

                                   Title:  ______________________________

                                   Address and telecopy:
                                   2358 Hassell Road
                                   Hoffman Estates, Illinois  60195
                                   Telecopy:  (708) 834-2697

                                   LENDER:

                                   AMSTERDAM EQUITIES LIMITED


                                   By:     ______________________________

                                   Name:   ______________________________

                                   Title:  ______________________________

                                   Address and telecopy:
                                   _______________________________________

                                   _______________________________________
                                   Telecopy:  _____________________________

STATE OF ILLINOIS     )
                      )                    SS
COUNTY OF ______      )


         I, ___________________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of such corporation, for the uses and purposes herein set forth.

         Given under my hand and seal this _____ day of _______________, 1996.


SEAL:
                                                  ______________________________
                                                  NOTARY PUBLIC

My commission expires _____________.

                                 SCHEDULE 6.11

                            TAX RETURNS AND PAYMENTS


                                     None.

                                                                        215094.6
                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                    PRINCETON DENTAL MANAGEMENT CORPORATION

    Pursuant to Section 151 of the General Corporation Law of the State of
                                   Delaware.

         Princeton Dental Management Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution, creating a series of its Preferred Stock, $1.00 par value per share, designated as Series B Preferred Stock (the "Series B Preferred Stock"):

         RESOLVED, that the Series B Preferred Stock be hereby created, and that the designation and amount thereof, preferences and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such Series B Preferred Stock shall be designated as the "Series B Preferred Stock" and the number of shares constituting such series shall be 100, which number may be increased or decreased by the Board of Directors of the Corporation, subject to
Section 6, without a vote of holders of Common Stock; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock.

         SECTION 2.       DEFINITIONS      .

         "Common Stock" means the Common Stock of the Corporation, $0.0001 par value per share.

         "Convertible Debt Agreement" means that certain Convertible Debt Agreement dated April 22, 1996 between the Corporation, as borrower, and Amsterdam Equities Limited as lender.

         "Preferred Stock Purchase Agreement" means that certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement of even date herewith between Frank Leonard Laport, Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Account Number 75-49990 and Trust, Amsterdam Equities Limited and the Corporation.

         "Share" means a share of Common Stock.

         SECTION 3. ELECTION OF DIRECTOR. Except for the right to elect a director as set forth herein, the shares of Series B Preferred Stock shall be nonvoting. The holders of Series B Preferred Stock shall have the right at any time after the occurrence of an Event of Default (as defined in the Convertible Debt Agreement) to elect one Class B Director.

                 (a) Election. The Class B Director shall be nominated by the holders of a majority of the votes of Series B Preferred Stock entitled to vote thereon. Once nominated, the Class B Director shall be elected to the Board of Directors by the holders of a majority of the votes of Series B Preferred Stock entitled to vote thereon at any meeting of the holders of Series B Preferred Stock or by written consent in lieu of a meeting in accordance with the General Corporation Law of Delaware.

                 (b) Removal. The Class B Director may be removed with or without cause at any time by the holders of a majority of the votes of Series B Preferred Stock entitled to vote thereon.

                 (c) Vacancies. A vacancy of the Class B Director shall be filled in the same manner as set forth for the election of the Class B Director in Section 3(a) above.

                 (d) Voting. The Class B Director shall be entitled to cast a number of votes on each matter submitted to the Corporation's Board of directors for a vote equal to the sum of the number of votes entitled to be cast by all of the other directors plus one (1).

                 (e) Quorum, Required Vote and Adjournment. If any shares of Series B Preferred Stock are outstanding, then at all meetings of the Corporation's Board of Directors a majority, which shall include the Class B Director, of the number of directors shall constitute a quorum for the transaction of business. The act of directors entitled to cast a majority of the votes present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or herein. If a quorum shall not be present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. This section supersedes any provision with respect to quorum, required vote and adjournment contained in the By-Laws of the Corporation.

         SECTION 4. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         SECTION 5. REPLACEMENT. Upon receipt of the evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the

Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, or destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 6. AMENDMENT. No amendment, modification or waiver will be binding or effective with respect to any provision of this Certificate of Designation without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock. The Corporation shall not take any action which may have the effect of diluting the rights of the holders of Series B Preferred Stock, including, without limitation, authorizing a stock split or combination with respect to the Series B Preferred Stock, changing the number of authorized shares of Series B Preferred Stock or issuing Series B Preferred Stock to any person or entity other than lender under the Convertible Debt Agreement without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock.

         SECTION 7. NOTICE. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class mail (or equivalent mail of the country of origin) registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (i) if to the Corporation, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney, Esq., Chuhak & Tecson, P.C., 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to a holder of Series B Preferred Stock, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by such holder) or (iii) if to successors or assigns, at their respective addresses provided by them to the Corporation, or to such other addresses as any party may hereafter specify for such purpose by notice to the other parties. All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series B Preferred Stock to be duly executed by its Chairman and attested to by its Secretary this 22nd day of April, 1996.

                                         PRINCETON DENTAL MANAGEMENT CORPORATION


                                         By:  ______________________________
                                              Chairman


ATTEST:


___________________________________________
Secretary

                   AMENDED AND RESTATED SECURITY AGREEMENT


         This AMENDED AND RESTATED SECURITY AGREEMENT is made and entered into as of the ___ day of April, 1996 by and between PRINCETON DENTAL MANAGEMENT CORPORATION, a Delaware corporation ("DEBTOR"), and AMSTERDAM EQUITIES LIMITED ("SECURED PARTY").

                                   RECITALS:

         A. Debtor is a party to a certain Security Agreement dated as of January 13, 1995 (the "EXISTING SECURITY AGREEMENT"), executed by Debtor in favor of certain secured parties (the "PRIOR SECURED PARTIES"), securing, among other things, the prompt and complete payment and performance of all joint and several obligations and liabilities of Debtor evidenced by that certain Secured Revolving Demand Note dated January 27, 1995 in the principal amount of up to $1,000,000 (as amended, increased, restated, supplemented otherwise modified from to time, and including all notes issued in replacement thereof or in substitution therefor, the "REVOLVING NOTE"), executed by Debtor and certain of its wholly-owned subsidiaries identified therein and payable to the Prior Secured Parties.

         B. The obligations and liabilities of Debtor under the Revolving Note have been re-evidenced by that certain Convertible Debt Agreement dated as of April ___, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "DEBT AGREEMENT"), pursuant to which Secured Party may from time to time make additional loans to or for the account of Debtor, all of which obligations and liabilities and additional loans shall be evidenced by a certain Convertible Secured Note dated April ___, 1996 in the principal amount of up to $13,050,000 (as amended, restated, supplemented otherwise modified from to time, and including all notes issued in replacement thereof or in substitution therefor, the "CONVERTIBLE NOTE") executed by Debtor and payable to Secured Party.

         C. The obligations and liabilities of Debtor to certain of the Prior Secured Parties under the Revolving Note are to have been satisfied by execution and delivery by Debtor of the Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement contemporaneously herewith, and the agreements and property therein described;

         D. Debtor wishes to secure the prompt and complete payment, performance and observance of all "LIABILITIES" (as defined in the Debt Agreement), including, without limitation, all Liabilities evidenced by the Convertible Note.

         E. Debtor and Secured Party have agreed to enter into this Security Agreement in order to, among other things, (I) amend and restate the Existing Security Agreement in its entirety and (II) secure the Liabilities.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. AMENDMENT AND RESTATEMENT OF EXISTING SECURITY AGREEMENT. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4.1 of the Debt Agreement, the Existing Security Agreement is hereby amended and restated in its entirety and all references herein to "hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the Existing Security Agreement, as amended and restated hereby. It is the intention of the parties hereto that this Security Agreement not constitute a novation.

         2. DEFINITIONS. (A) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Debt Agreement.

         (B) Unless otherwise defined herein, all terms used herein which are defined in Article 9 and Article 8 of the Uniform Commercial Code as in effect as of the date hereof in the State of Illinois (the "CODE") are used herein as therein defined.

         3. SECURITY INTERESTS. In order to secure equally and ratably the prompt and complete payment, performance and observance of all Liabilities, Debtor hereby grants to Secured Party a security interest in all of the following property or interests in property of Debtor, whether now owned or existing or hereafter arising or acquired and wheresoever located:

                 3.1 All accounts, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and all of Debtor's books and records (including, but not limited to, ledgers; records indicating, summarizing or evidencing Debtor's assets, liabilities, the accounts and inventory of Debtor and all information relating thereto; records indicating, summarizing or evidencing Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment of Debtor containing such information) ("DEBTOR'S BOOKS") (except minute books) relating to any of the foregoing ("ACCOUNTS").

                 3.2 All inventory in which Debtor has any interest, including but not limited to goods held by Debtor for sale or lease or to be furnished under a contract of service and Debtor's present and future raw materials, work-in-process, finished goods, supplies and packing and shipping materials, wherever located, and any documents of title representing any of the above ("INVENTORY");

                 3.3 All machinery and equipment of Debtor, including without limitation, processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, motor vehicles, and other equipment of every kind and nature, and fixtures, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto ("EQUIPMENT");

                 3.4 All general intangibles and other intangible personal property of Debtor (including, without limitation, any and all rights of Debtor pursuant to choses or things in action, goodwill, licenses, patents, trade names, trademarks, rights to royalties, blueprints, drawings, customer lists, personnel records, patient and advertising literature, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, proprietary rights in any Equipment, deposit accounts, tax refunds, contract rights and documents) other than goods and Accounts of Debtor, as well as Debtor's Books relating to any of the foregoing ("GENERAL INTANGIBLES");

                 3.5 Any and all letters of credit, advices of credit, instruments, money, negotiable documents, chattel paper or similar property ("NEGOTIABLE COLLATERAL");

                 3.6 Any money, deposit accounts or other assets of Debtor in which Secured Party obtains a lien or which hereafter comes into the possession, custody or control of Secured Party;

                 3.7 All of Debtor's rights under any personal property leases relating to any and all Equipment;

                 3.8 All of Debtor's rights under any real property leases relating to any premises; and

                 3.9 The proceeds of any of the foregoing, including but not limited to proceeds of insurance covering any and all Accounts, Equipment, General Intangibles, Negotiable Collateral, Inventory, money, deposit accounts or other tangible and intangible property of Debtor resulting from the sale or other deposition of the above, and the proceeds thereof.

Such security interest shall be superior and prior to all other Liens except
(I) Liens in favor of Secured Party and (II) Permitted Liens. All of the property described in this SECTION 3 is hereinafter collectively referred to as the "COLLATERAL"; the Equipment and Inventory are hereinafter collectively referred to as the "TANGIBLE COLLATERAL"; and the Accounts, the General Intangibles and the Negotiable Collateral are hereinafter collectively referred to as the "INTANGIBLE COLLATERAL."

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor hereby represents, warrants and covenants to Secured Party as follows:

                 4.1 Debtor is the owner of all of the Collateral, free from any Lien, except (I) Liens in favor of Secured Party and (II) Permitted Liens.

                 4.2 There are set forth on EXHIBIT A hereto the location of the principal place of business and chief executive office of Debtor, all of the other places of business of Debtor, and all locations where the Tangible Collateral and the books and records of Debtor are kept. Without the prior written consent of Secured Party, Debtor shall not change the location of any

         Tangible Collateral of Debtor except in the ordinary course of business. Debtor shall give Secured Party not less than five (5) days prior written notice of any change of any of the places of business of Debtor or any change of the locations where the books and records of Debtor are kept.

                 4.3 All trade or assumed names under which Debtor has done business during the five years prior to the date hereof are set forth on EXHIBIT B.

                 4.4 Except for the financing statements naming Secured Party as secured party, or financing statements otherwise filed in connection with Permitted Liens, no financing statement covering any Collateral or the proceeds thereof is on file in any public office.

         5. SALES AND TRANSFER OF COLLATERAL. Except as otherwise expressly permitted by the Debt Agreement, Debtor agrees that it will not sell, lease, assign, transfer or otherwise dispose of any of the Collateral.

         6. TAXES. Except as otherwise expressly permitted by the Debt Agreement, Debtor shall pay promptly when due all taxes, levies, assessments and governmental charges upon and relating to any of the property, income or receipts or otherwise for which Debtor is or may be liable.

         7. INSURANCE. Debtor, at its sole expense, shall maintain insurance on the Collateral in such form, with such companies and in such amounts as may be satisfactory to Secured Party.

         8.      TANGIBLE COLLATERAL.

                 8.1 Debtor will keep the Tangible Collateral in good working order and repair (ordinary wear and tear excepted) and make all necessary replacements of and renewals thereto so that the value (less depreciation) and operating efficiency thereof at all times shall be maintained and preserved. Debtor shall not use the Tangible Collateral in violation of any Requirement of Law.

                 8.2 All Tangible Collateral at all times shall be considered personal property. None of the Tangible Collateral is or will be installed, affixed or attached to the real estate of Debtor or any other Person so as to become a part thereof or become in any sense a fixture not otherwise pledged to the Secured.

                 8.3 Debtor will maintain the Tangible Collateral in accordance with the terms of all insurance policies which are or may be in effect with respect thereto so as not to alter or impair any of the benefits or coverage to which Debtor is entitled under any such insurance policies.

         9.      INTANGIBLE COLLATERAL.

                 9.1 Debtor shall make all payments and perform all acts necessary to maintain and preserve the Intangible Collateral, including, without limitation, filing of documents, renewals or other information with any Governmental Authority.

                 9.2 Upon the request of Secured Party, Debtor promptly shall deliver to Secured Party the original executed copies of all instruments which constitute part of the Intangible Collateral, together with such endorsements, assignments and other agreements as Secured Party may request in order to perfect the security interest of Secured Party in such instruments.

                 9.3 Debtor shall take all actions necessary to collect when due all amounts owing to Debtor with respect to the Intangible Collateral.

                 9.4 The Intangible Collateral represents bona fide and existing indebtedness, obligations, liabilities, rights and privileges owed or belonging to Debtor to which, to the knowledge of Debtor, there is no valid defense, set-off or counterclaim in any material respect has been asserted against Debtor and in connection with which there is no default with respect to any material payment or performance on the part of Debtor, or, to the best of Debtor's knowledge, of any other party.

                 9.5 Debtor at all times shall keep accurate and complete records of payment and performance by Debtor or other parties of Debtor's portion of the Intangible Collateral, and Secured Party or any of its respective agents shall have the right to call at Debtor's place of business at all times and upon notice and without hindrance or delay to inspect, audit, check or make extracts from the books, records, correspondence or other data relating to the Intangible Collateral. In addition, Debtor shall provide Secured Party with direct electronic access on a daily basis to such information as may be reasonably requested by the Secured Party. Such access shall be made available to Secured Party by such means and at such electronic location or locations as shall be satisfactory to Secured Party and notified by Secured Party to Debtor from time to time.

                 9.6 Debtor immediately shall inform Secured Party of any material default in payment or in performance by Debtor or any other Person, or of any material adverse claim made by any Person, in each case under or in respect of any Intangible Collateral and shall not change the terms thereof without the prior written consent of Secured Party, Debtor shall make all payments and perform when due all acts on Debtor's part to be paid or performed with respect to the Intangible Collateral; provided, however, that Debtor may in good faith pursuant to appropriate actions or proceedings diligently taken or conducted, contest such payment or performance, if Debtor maintains adequate reserves for such payment or performance.

                 9.8 Debtor shall, upon request of Secured Party, and Secured Party may, in the name of Secured Party or Debtor, verify directly with the obligors the indebtedness due Debtor on any account or other item of Intangible Collateral.

         10.  ADDITIONAL COVENANTS OF DEBTOR.

                 10.1 Disclosure of Security Interest. Debtor shall make appropriate entries upon its financial statements and books and records disclosing Secured Party's security interest in the Collateral.

                 10.2 Special Collateral. Immediately upon Debtor's receipt of any Collateral which is evidenced or secured by an agreement, chattel paper, letter of credit, bill of lading, instrument or document, including, without limitation, promissory notes, documents of title and warehouse receipts ("SPECIAL COLLATERAL"), Debtor shall deliver the original and any duplicate originals thereof to Secured Party or to such agent of Secured Party as Secured Party shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) or other specific evidence (in form and substance acceptable to Secured Party) of assignment thereof to Secured Party.

                 10.3 Audits. Secured Party or its representatives and designees shall be allowed to perform a field audit of Debtor's Accounts, Equipment and Inventory and other Collateral and other books and records prior to the date hereof and four times per calendar year thereafter, and after a Default as frequently as Secured Party may in its Sole and Exclusive Discretion determine. The costs of each of the audits described in the preceding sentence shall be payable by Debtor or, alternatively, as the Secured Party in its Sole and Exclusive Discretion may determine, shall be added to the principal amount owed by Debtor hereunder. Secured Party shall be allowed to perform additional periodic field audits at any time prior to a Default, in Secured Party's Sole and Exclusive Discretion, at Secured Party's expense.

                 10.4 Secured Party's Payment of Claims Asserted Against Debtor. Secured Party may, but shall not be obligated to, at any time or times hereafter, in its Sole and Exclusive Discretion and without waiving any Default or waiving or releasing any obligation, liability or duty of Debtor under this Agreement or the other Loan Documents, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral. All sums paid by Secured Party under this SECTION 10.4, including all costs, fees (including without limitation, attorney's and paralegals' fees and court costs), expenses and other charges relating thereto or in any way in connection therewith, shall be payable by the Debtor to Secured Party on demand and shall be additional Liabilities secured by the Collateral.

                 10.5 Loss of Value of Collateral. Debtor shall immediately notify the Secured Party of any loss or depreciation in the value of the Collateral in an amount greater than Ten Thousand and 00/100 Dollars ($10,000.00) per loss or Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate during any fiscal year of Debtor, other than loss or depreciation occurring in the ordinary course of the Debtor's business.

                 10.6 Verification of Accounts. Any of Secured Party's officers, employees or agents shall have the right, at any time or times hereafter, in Secured Party's or the Debtor's name or in the name of a firm of independent certified public accountants acceptable to Secured Party, to verify Account debtors by mail, telephone, telefax, telegraph or otherwise verify the validity, amount or any other matters relating to any Accounts.

                 10.7 Assignments, Records and Borrowing Base Certificates. Debtor shall keep accurate and complete records of the Accounts and shall deliver to Secured Party promptly upon its request, a borrowing base certificate current as of the end of such preceding month, in the form of and containing the information requested by Secured Party, executed by an Authorized

         Representative who is an officer of the Debtor that has been duly authorized by the Board of Directors of Debtor. Debtor shall also deliver to Secured Party upon the execution of this Agreement and upon demand of Secured Party thereafter a current report setting forth the names and addresses of each of the Account debtors and, upon demand by Secured Party after Default, the original copy of all documents relating to the Accounts included in any Borrowing Base Certificate and such other matters and information relating to the status of then existing Accounts as Secured Party shall request.

                 10.8 Notice Regarding Disputed Accounts. Debtor shall give Secured Party prompt notice of (i) any Accounts individually in excess of two thousand five hundred dollars ($2,500) between any Account debtor and Debtor, and (ii) any disputes between Debtor and any Account debtor involving an amount in excess of 10% of the face value of the aggregate Accounts of such Account debtor. Each Borrowing Base Certificate shall identify all disputed Accounts and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

                 10.9 Sale or Encumbrance of Accounts. Debtor shall not, without the prior written consent of Secured Party, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of the Accounts to any Person other than Secured Party.

                 10.10 Records Regarding Collateral. Debtor shall keep correct and accurate records of the respective locations and values of the Collateral in accordance with GAAP and shall deliver to Secured Party promptly following its request a report summarizing and itemizing such items of Collateral. Debtor shall upon Secured Party's request, deliver to Secured Party evidence of its ownership of or interest in the Collateral.

         11. PROTECTION OF COLLATERAL. If Debtor fails to, in accordance with the respective terms and provisions of this Security Agreement and the Debt Agreement, (I) maintain in force and pay the premium with respect to any insurance policy or bond which Debtor is required to maintain, (II) keep the Tangible Collateral in good repair and operating condition, ordinary wear and tear excepted, (III) keep the Collateral free from all Liens except for Liens in favor of Secured Party and Permitted Liens, (IV) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms of SECTION 6 above, (V) make all payments and perform all acts on the part of Debtor to be paid or performed with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral and (VI) keep fully and perform promptly any other of the obligations of Debtor under this Security Agreement, the Debt Agreement or any of the Loan Documents, then Secured Party, at its option, may (but shall not be required to), procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Debtor and Secured Party may direct any insurer of the Collateral to make any payments to Secured Party that would otherwise be paid to Debtor. Debtor shall reimburse Secured Party immediately upon demand for all sums paid or advanced on behalf of Debtor for any such purpose, together with costs and expenses (including reasonable attorneys' fees) paid or incurred by Secured Party in connection therewith and interest on all sums advanced from the date of advancement until repaid at the Default Rate. All such sums advanced by Secured Party, with interest thereon, immediately upon advancement thereof, shall constitute Liabilities secured hereby.

         12. FINANCING STATEMENT, FURTHER ASSURANCES. Debtor, concurrently with the execution of this Security Agreement, and from time to time hereafter as requested by Secured Party, shall execute and deliver to Secured Party such financing statements, continuation statements, termination statements and other documents, in form satisfactory to Secured Party, as Secured Party may require to perfect and continue in effect the Lien granted pursuant to this Security Agreement, to carry out the purposes of this Security Agreement, and to protect the rights of Secured Party hereunder. Debtor, upon demand, shall pay the cost of filing all such financing statements, continuation statements, termination statements and other documents.

         13. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing:

                 13.1 Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, all of the rights and remedies of a secured party on default under the Code (and whether or not the Code applies to the affected Collateral) and all other rights and remedies accorded to Secured Party at law or in equity, including, without limitation, the right to apply for and have a receiver appointed by a court of competent jurisdiction to manage, protect and preserve all or any part of the Collateral, continue the operation of Debtor's business and to collect all revenues therefrom and profits thereof. Debtor acknowledges that any notice of sale or other disposition of Collateral given not less than five (5) days prior to such proposed action shall constitute reasonable and fair notice of such action. Secured Party may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment terms as Secured Party shall determine. Debtor shall be credited with the net proceeds of such sale only when such proceeds actually are received by Secured Party. Despite the consummation of any such sale, Debtor shall remain liable for any deficiency on Borrower's Obligations which remains outstanding following any such sale.

                 13.2 Upon the request of Secured Party, Debtor shall assemble and make the Collateral available to Secured Party at a place designated by Secured Party.

                 13.3 Upon the request of Secured Party, Debtor, at its own expense, shall execute all applications and other documents and take all other action requested by Secured Party to (I) enable Secured Party or its designee to obtain from any Governmental Authority or other entities any required special temporary authority necessary to operate Debtor's business and/or (II) to the extent permitted by law, obtain an approvals of any Governmental Authority or other entities to the transfer of or granting to Secured Party the temporary right to utilize all licenses, franchises, trademarks, trade names and permits issued to Debtor in connection with the operation of Debtor's business.

                 13.4 All proceeds collected by Debtor from any obligor or account debtor with respect to any account, contract right, chattel paper or general intangible shall be held by Debtor in trust for Secured Party and immediately delivered to Secured Party in the exact form in which such proceeds were received.

                 13.5 Secured Party at its election, and without notice to Debtor, may:

                 (A) terminate the right of Debtor to collect the proceeds described in SUBSECTION 13.4,

                 (B) notify the obligors under any instruments and the account debtors of any account, contract right, chattel paper or general intangible to make all payments directly to Secured Party,

                 (C) demand, sue for, collect or receive, in the name of Debtor or Secured Party, any money or property payable or receivable on any item of Collateral,

                 (D) settle, release, compromise, adjust, sue upon or otherwise enforce any item of Collateral as the Collateral may determine, and

                 (E) for the purpose of enforcing Secured Party's rights under this Security Agreement, Secured Party may receive and open mail addressed to Debtor, and endorse notes, checks, drafts, money orders, documents of title or other forms of payment on behalf and in the name of Debtor.

All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter be applied in whole or in part by Secured Party against, all or any part of the Liabilities in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment and satisfaction in full of all of the Liabilities shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.

         14. POWER OF ATTORNEY. To effectuate the rights and remedies of Secured Party under this Security Agreement, Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, with full power of substitution and with full authority in the place and stead of Debtor and in the name of the Debtor or otherwise:

                 (I) to execute and file from time to time financing statements, continuation statements, termination statements and amendments thereto, covering the Collateral, in form satisfactory to Secured Party; and

                 (II) upon the occurrence of an Event of Default to take all action and execute all documents referred to in SECTION 12 above, to the extent permitted by law.

The power of attorney granted pursuant to this SECTION 14 is coupled with an interest and shall be irrevocable until all of Borrower's Obligations have been paid and performed in full.

         15. WAIVERS. Debtor hereby waives notice of the acceptance of this Security Agreement and, all other notices, demands or protests to which Debtor otherwise might be entitled by law (and which lawfully may be waived), with respect to this Security Agreement, any of the Liabilities or the Collateral. Debtor agrees that Party (I) shall have no duty as to the collection or protection of the Collateral or any income thereon, (II) may exercise the rights and remedies of Secured Party with respect to the Collateral without resort or regard to other security or sources for payment and (III) shall not be deemed to have waived any of the rights or remedies granted to Secured Party hereunder unless such waiver shall be in writing and shall be signed by Secured Party. No delay or omission on the part of Secured Party in exercising any rights or remedies contained herein, in the Debt Agreement or in any of the Loan Documents shall operate as a waiver of such right or remedy or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof, or the exercise of any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or single or partial exercise shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

         16. RIGHTS CUMULATIVE. All rights and remedies of Secured Party pursuant to this Security Agreement, the Debt Agreement, any of the Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.

         17. SEVERABILITY. If any provision of this Security Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any Governmental Authority, this Security Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

         18. NOTICES, ETC. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (A) if to Debtor, at its address set forth on the signature pages hereof with a copy to John F. Mahoney, Chuhak & Tecson, P.C., 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, and (B) if to Secured Party, at its addresses set forth on the signature pages hereof with a copy to Kevin Cahill, Brooks & Cahill, 208 South LaSalle Street, Suite 1855, Chicago, Illinois 60604, or to such other addresses as either such party may hereafter specify for such purpose by notice to Debtor and Secured Party. All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         19. CONTINUING SECURITY INTEREST; SUCCESSORS AND ASSIGNS. This Security Agreement shall create a continuing security interest in the Collateral and shall (I) remain in full force and effect until payment and satisfaction in full of all of the Liabilities , (II) be binding upon the Debtor, its successors and assigns and (III) inure, together with the rights and remedies of Secured Party, to the benefit of

Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (III), Secured Party may assign or otherwise transfer any promissory note or other instrument evidencing all or any part of the Liabilities to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits in respect thereof granted to or for the benefit of Secured Party hereunder or otherwise. Debtor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Debtor. Upon the payment and satisfaction in full of the Liabilities and termination of the Debt Agreement pursuant to the respective terms and provisions thereof, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, Secured Party will, upon the request and at the sole expense of the Debtor execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

         20. GOVERNING LAW. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its principles of conflicts of law.

         21. SUBMISSION TO JURISDICTION. DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS SECURITY AGREEMENT OR THE DEBT AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. DEBTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         DEBTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY DEBTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY DEBTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO DEBTOR AT ITS ADDRESS PROVIDED IN SECTION 18 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY DEBTOR REFUSES TO ACCEPT SERVICE, DEBTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

NOTHING HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION.

                 DEBTOR AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SECURED PARTY OR ANY ASSIGNEE OR PARTICIPANT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTIES, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE DEBT AGREEMENT OR ANY OF THE LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE HEREINABOVE SPECIFIED IN THIS SECTION 21. NOTHING IN THIS SECTION 21 SHALL AFFECT THE RIGHT OF SECURED LENDER OR ANY ASSIGNEE OR PARTICIPANT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR THE RIGHT OF SECURED PARTY OR ANY ASSIGNEE OR PARTICIPANT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR THE PROPERTY OF DEBTOR IN THE COURTS OF ANY OTHER JURISDICTIONS.

         22. WAIVER OF JURY TRIAL. DEBTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS SECURITY AGREEMENT, THE DEBT AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND DEBTOR AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         23. CAPTIONS. The headings in this Security Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         24. SURVIVAL OF SECURITY AGREEMENT. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and shall continue in full force and effect so long as any of the Liabilities shall remain unpaid or unsatisfied.

         25. TIME OF THE ESSENCE. Time for the payment, performance and observance of the Liabilities is of the essence.

         26. COUNTERPARTS. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall be one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Security Agreement has been executed and delivered by each party hereto, by a duly authorized officer of each such party, on the date first set forth above.

                                    PRINCETON DENTAL MANAGEMENT
                                    CORPORATION,
                                    a Delaware corporation
                                    2358 Hassell Road
                                    Hoffman Estates, Illinois 60195


                                    By: ___________________________
                                    Name: Charles Mitchell, D.D.S.
                                    Its:  President and CEO



                                    AMSTERDAM EQUITIES LIMITED, as Secured Party
                                    404 East Bay Street
                                    P.O. Box SS-5539
                                    Nassau, New Providence,
                                    Bahamas Islands


                                    By: ___________________________
                                    Name: _________________________
                                    Its:  _________________________

STATE OF ILLINOIS         )
                          )
COUNTY OF COOK            )


                                 ACKNOWLEDGMENT

         The undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY THAT Charles Mitchell, D.D.S., personally known to me to be the President and CEO of PRINCETON DENTAL MANAGEMENT CORPORATION, a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he signed and delivered such instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes set forth therein.

         Given under my hand this ____ day of April, 1996.


                                 _______________________________
                                 Notary Public

                                 My commission expires:_________

                                   EXHIBIT A
                                       TO
                    AMENDED AND RESTATED SECURITY AGREEMENT
                          DATED AS OF APRIL ___, 1996

                         LOCATIONS OF COLLATERAL, ETC.


A.       LOCATIONS OF COLLATERAL:

         1.      Owned Locations:


         2.      Leased Locations:


         3.      Other Locations:


B.       LOCATIONS OF RECORDS CONCERNING COLLATERAL:


C.       DEBTOR'S PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE:
         2358 HASSELL ROAD, HOFFMAN ESTATES, ILLINOIS 60195


D.       DEBTOR'S OTHER PLACES OF BUSINESS:

                                   EXHIBIT B
                                       TO
                    AMENDED AND RESTATED SECURITY AGREEMENT
                          DATED AS OF APRIL ___, 1996

                                  TRADE NAMES


                                     None.

                                                                        235351.1

                            CONVERTIBLE SECURED NOTE


$13,050,000
                                                               CHICAGO, ILLINOIS
                                                               APRIL __, 1996

         FOR VALUE RECEIVED, the undersigned, Princeton Dental Management Corporation, a Delaware corporation "BORROWER", promises to pay to the order of Amsterdam Equities Limited ("LENDER"), at such place or places as the Lender may from time to time designate to such Borrower in writing, the principal amount of THIRTEEN MILLION FIFTY 00/100 DOLLARS ($13,050,000), or so much thereof as may have been disbursed by Lender, PLUS interest thereon as provided below. The principal amount of this Convertible Secured Note (this "NOTE") shall be payable in the manner provided in the Convertible Debt Agreement of even date herewith among the Borrower and Lender (such agreement, as amended, extended, restated, supplemented or otherwise modified from time to time, the "CONVERTIBLE DEBT AGREEMENT"). All terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Convertible Debt Agreement.

         The liabilities and obligations of Borrowers to Lender under this Note (the "Liabilities") which are outstanding and unpaid from time to time (other than accrued but unpaid interest) shall bear interest at the rate and in accordance with the Convertible Debt Agreement. If any of the Liabilities are not paid when due and payable or declared due and payable, interest shall accrue thereon at the applicable Default Rate set forth in the Convertible Debt Agreement. Such amounts shall be part of the Liabilities, immediately due and payable by Borrowers to Lender without notice by the Lender to or demand by the Lender of the Borrower.

         Upon the occurrence of an Event of Default, without notice by the Lender to or demand by Lender of the Borrower, all of the Liabilities shall be due and payable, forthwith. The acceptance by the Lender of any partial payment made hereunder after the time any of the Liabilities becomes due and payable will not establish a custom, or waive any rights of the Lender to enforce prompt payment hereof. Borrower and every endorser hereof waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.

         This Note and the Liabilities evidenced hereby are secured by the Liens heretofore, now or hereafter granted to Lender, for its benefit, as described in the Convertible Debt Agreement and the Loan Documents.

         If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

         This Note is submitted by the Borrower to the Lender in Chicago, Illinois, and shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects.


                                     PRINCETON DENTAL MANAGEMENT CORPORATION



                                     By:    ___________________________________
                                     Name:  ___________________________________
                                     Title: ___________________________________

                                                                        215873.6



         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


                           WARRANT TO PURCHASE UP TO
                3,588,750 UNREGISTERED SHARES OF COMMON STOCK OF
                    PRINCETON DENTAL MANAGEMENT CORPORATION

NO. __


         FOR VALUE RECEIVED, Princeton Dental Management Corporation, a Delaware corporation located at 2358 Hassell Road, Hoffman Estates, Illinois 60195 (the "Company"), promises to issue in the name of, and sell and deliver to the party identified on Exhibit A attached hereto and incorporated herein, together with its successors, transferees and assigns (the "Holder") (when the context requires, the Company and the Holder shall be collectively referred to as the "Parties"), a certificate or certificates for an aggregate of Three Million Five Hundred Eighty Eight Thousand Seven Hundred Fifty (3,588,750) unregistered shares of Common Stock, One Ten Thousandth of One United States Dollar (U.S.$.0001) par value per share (the "Shares"), of the Company, upon payment therefor of Ten United States Cents ($0.10) per Share in lawful funds of the United States of America (the "Exercise Price") pursuant to the terms hereof.

         1. Definitions. Unless defined otherwise, any term used herein which has the first letters thereof capitalized, exclusive of prepositions and articles, shall be defined as such capitalized term is defined in that certain Convertible Debt Agreement, dated as of April 22, 1996, by and between the Parties (which such Convertible Debt Agreement is hereby incorporated herein and made a part hereof by this reference thereto).

         2. Exercise of Warrant. The Holder of this Warrant shall be entitled to purchase such numbers of Shares at any time over approximately a ten (10) year period commencing on the effective date of this Warrant and ending at 6:01 P.M. Eastern Standard Time on the date ten (10) years after such date.

         In case the Holder of this Warrant shall desire from time to time to exercise this Warrant in whole or in part, the Holder shall surrender a copy of this Warrant, with a copy of the form of exercise notice marked Exhibit B, which is attached hereto, incorporated herein and made a part hereof by this reference thereto, duly executed by the Holder (said exercise notice shall bear an original signature of the Holder), to the Company, accompanied by payment of the Exercise Price.

         This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company shall immediately deliver to the Holder a new Warrant of like tenor for the remaining Shares. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

         3. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting right (except as required by law) or to other rights as a shareholder of the Company. However, Holders of Shares received upon exercise of this Warrant shall have such voting rights and all other rights as other shareholders of the Company.

         4. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                 a. The Company will not by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.

                 b. The Company shall not issue any shares of common stock or any other equity of the Company without the prior written consent of Holder, and upon any such issuance, this Warrant shall be modified so that the number of shares issuable hereunder shall represent the same percentage of the fully diluted equity of the Company as before such issuance.

                 c. The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise of the Warrant, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such numbers of Shares as shall, from time to time, be sufficient for the exercise in full of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its share capital if at any time the number of Shares remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

         Notwithstanding the foregoing, the Company and the Holder acknowledge that as of the date of this Warrant, the Company has 16,880,130 shares of authorized and unissued shares of its common stock available for the purpose of issue upon (1) the exercise, in whole, of the conversion rights of the Series A 11.75% Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock") and the convertible secured notes issued pursuant to the Convertible Debt Agreement and (2) the exercise, in whole, of this Warrant, the FLL Warrant, the Laport Warrant and the Amsterdam Warrant No. 2 (collectively, the "Other Warrants"). If the amount, of shares authorized and unissued is insufficient, to effect, in whole, the conversion and/or exercise in whole, of the Preferred Stock, the convertible secured notes issued pursuant to the Convertible Debt Agreement, this Warrant and the

Other Warrants, (2) then, upon the request of the Holder, the Company shall take all actions necessary to increase the number of authorized shares in an amount sufficient to issue all shares issuable pursuant to the conversion rights represented by the Convertible Secured Notes, the Series A Preferred Stock, and the exercise of this Warrant and the Other Warrants.

         5. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such reasonable evidence (an affidavit shall suffice) that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonable indemnity and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may, if reasonable under the circumstances, request a bond from the Holder. All Warrants so surrendered to the Company shall be canceled.

         6. Record Owner. At the time of the surrender of this Warrant, together with the payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Warrants deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         7. Fractional Securities. No fractional Shares, fractional warrants, fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for on such exercise, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one Share in addition to the number of whole shares required by the exercise of the Warrant.

         8. Original Issue Taxes. The Company shall pay all United States, state, local and any other original issue taxes, if any, upon the issuance of this Warrant or the Shares deliverable upon exercise hereof.

         9. Notices. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (i) if to the Company, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney, Esq., Chuhak & Tecson, 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to the Holder, at the address designated for such Holder on Exhibit A (unless otherwise indicated by Holder). All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         10. Restrictions on Transferability. The Warrant and the Shares issuable upon exercise of this Warrant may be transferred by the Holder pursuant to any applicable exemption from registration under the Securities Act of 1933, as amended, or applicable state securities laws.

         Further, this Warrant, and the Shares issuable upon exercise of this Warrant, have not yet been registered under the Securities Act. Accordingly, this Warrant, all replacement Warrants and the stock certificates representing the Shares shall, prior to registration pursuant to the Registration Agreement, bear the following legend:

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED EITHER UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


         11. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that, except for the provisions of the Convertible Debt Agreement and that certain Registration Agreement, dated as of April 22, 1996 by and between the Company and the Holder (which such Registration Agreement is hereby incorporated herein and made a part hereof by this reference thereto) this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         12. Authorization. The undersigned have been duly authorized by the Company to execute this Warrant, and any related agreements between the Company and the Holder, the signatures of the undersigned are binding upon the Company, and their execution of this Warrant does not constitute a breach of any existing agreement to which the Company is a party.

         13. Effective Date. Warrants granted hereunder shall become effective immediately upon the earliest to occur, for any reason whatsoever, of any one or more of the following events: (i) an Event of Default other than the mere failure to pay interest under the Convertible Secured Note which is due in June 1996 or September 1996 or the mere failure to pay dividends on the Preferred Shares which is due on June 30, 1996 or September 30, 1996 or failure to pay dividends on the Series A Preferred Stock which is due on June 30, 1996 or September 30, 1996 (it being acknowledged that failure to pay interest on the Convertible Secured Note due at any other time shall be deemed an Event of Default hereunder and thereunder), (ii) the failure of net income of the Company for 1996, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least One United States Dollar ($1.00), (iii) the failure of net income of the Company for 1997, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least equal to Sixty Percent (60.0%) of the dollar of the principal and interest owed under the Convertible Secured Notes outstanding at the end of 1997, and/or (iv) for every year after 1997, the failure of net income of the Company, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to increase no less than the total of Ten Percent (10.0%) per year, on a compounded basis, plus Sixty Percent (60.0%) of the increase in dollar amount of principal and interest owed under the Convertible Secured Notes outstanding at the end of any such year over the immediately preceding year. The Company must provide written notice to the Holder of the occurrence of any of events set forth in the immediately preceding sentence no later that thirty (30) days after any such occurrence. The Warrants granted hereunder shall be wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof before the date set forth in Section 2.


                            [END OF TEXT THIS PAGE]

         IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Warrant as of the 22nd day of April, 1996.

PRINCETON DENTAL MANAGEMENT CORPORATION,
         a Delaware corporation, by:


______________________________
Charles Mitchell, D.D.S.
President and CEO
                                        Attest:
Corporate Seal
                                        _____________________________________
                                        Secretary

STATE OF ILLINOIS         )
                          )                SS
COUNTY OF _______         )


         I, _____________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ________ day of _____________, 1996.

SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ______________.


STATE OF ILLINOIS         )
                          )                SS
COUNTY OF _________       )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that ___________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ____ day of ________________, 1996.


SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ________________.

                                  EXHIBIT "A"

                           Amsterdam Equities Limited
                              404 East Bay Street
                                P.O. Box SS-3539
                             Nassau, New Providence
                                Bahamas Islands

                                  EXHIBIT "B"


                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise a purchase right pursuant to the terms of this Warrant for, and to purchase thereunder, ___________________________ ___________________________________ Shares of
Princeton Dental Management Corporation, a Delaware corporation, and herewith makes payment of $________________________ per Share, or a total of $____________________________ therefor, and requests that such Shares be issued to:


                                        _________________________________

                                        _________________________________
                                        (Title)

                                        _________________________________
                                        (Print Name)

                                        _________________________________
                                        (Address)

                                        _________________________________

                                        _________________________________

Dated:_________________________
                                        _______________________________________
                                        (Identification Number, if assigned by
                                        a Governing Authority)

         THIS WARRANT, AND THE SHARES OF SERIES B PREFERRED STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


                            WARRANT TO PURCHASE 100
               UNREGISTERED SHARES OF SERIES B PREFERRED STOCK OF
                    PRINCETON DENTAL MANAGEMENT CORPORATION

NO. __


         FOR VALUE RECEIVED, Princeton Dental Management Corporation, a Delaware corporation located at 2358 Hassell Road, Hoffman Estates, Illinois 60195 (the "Company"), promises to issue in the name of, and sell and deliver to Amsterdam Equities Limited together with its successors, transferees and assigns (the "Holder") (when the context requires, the Company and the Holder shall be collectively referred to as the "Parties"), a certificate or certificates for an aggregate of One Hundred (100) unregistered shares of Series B Preferred Stock, One United States Dollar (U.S.$1.00) par value per share (the "Shares"), of the Company, upon payment therefor of One Dollar ($1.00) per Share in lawful funds of the United States of America (the "Exercise Price") pursuant to the terms hereof.

         1. Definitions. Unless defined otherwise, any term used herein which has the first letters thereof capitalized, exclusive of prepositions and articles, shall be defined as such capitalized term is defined in that certain Convertible Debt Agreement, dated as of April ___, 1996, by and between the Parties (which such Convertible Debt Agreement is hereby incorporated herein and made a part hereof by this reference thereto).

         2. Exercise of Warrant. The Holder of this Warrant shall be entitled to purchase such numbers of Shares at any time over approximately a seven (7) year period commencing on the effective date of this Warrant and ending on the earliest of: (a) 6:00 p.m. (eastern standard time) on the date seven (7) years after such date; (b) the date on which all liabilities under the Convertible Debt Agreement are paid in full and such agreement has terminated pursuant to its terms; and (c) the date on which all of the convertible secured notes issued pursuant to the Convertible Debt Agreement have been converted to shares of common stock of the Company.

         In case the Holder of this Warrant shall desire from time to time to exercise this Warrant in whole or in part, the Holder shall surrender a copy of this Warrant, with a copy of the form of exercise notice marked Exhibit A, which is attached hereto, incorporated herein and made a part hereof by this reference thereto, duly executed by the Holder (said exercise notice shall bear an original signature of the Holder), to the Company, accompanied by payment of the Exercise Price.

         This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company shall immediately deliver to the Holder a new Warrant of like tenor for the remaining Shares. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

         3. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting right (except as required by law) or to other rights as a shareholder of the Company. However, Holders of Shares received upon exercise of this Warrant shall have such voting rights and other rights as are set forth in the Certificate of Designation of Series B Preferred Stock.

         4. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                 a. The Company will not by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.

                 b. The Company shall at all times reserve and keep available, out of its authorized and unissued share capital solely for the purpose of providing for the exercise of the Warrant, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such numbers of Shares as shall, from time to time, be sufficient for the exercise in full of this Warrant. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its share capital if at any time the number of Shares remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of this Warrant then outstanding and in effect.

         Notwithstanding the foregoing, the Company and the Holder acknowledge that as of the date of this Warrant, the Company has 100 shares of authorized and unissued shares of its Series B Preferred Stock available for the purpose of issue upon (1) the exercise, in whole, of this Warrant.

         5. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such reasonable evidence (an affidavit shall suffice) that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonable indemnity and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may, if reasonable under the circumstances, request a bond from the Holder. All Warrants so surrendered to the Company shall be canceled.

         6. Record Owner. At the time of the surrender of this Warrant, together with the payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Warrants deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         7. Original Issue Taxes. The Company shall pay all United States, state, local and any other original issue taxes, if any, upon the issuance of this Warrant or the Shares deliverable upon exercise hereof.

         8. Notices. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (i) if to the Company, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney, Esq., Chuhak & Tecson P.C., 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to the Holder, at 404 East Bay Street, P.O. Box SS-5539, Nassau, New Providence, Bahamas Islands, with a copy to Kevin Cahill, Brooks & Cahill, 208 S. LaSalle Street, Suite 1855, Chicago, Illinois 60604 (unless otherwise indicated by Holder). All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         9. Restrictions on Transferability. The Warrant and the Shares issuable upon exercise of this Warrant may be transferred by the Holder pursuant to any applicable exemption from registration under the Securities Act of 1933, as amended, or applicable state securities laws.

         Further, this Warrant, and the Shares issuable upon exercise of this Warrant, have not yet been registered under the Securities Act. Accordingly, this Warrant, all replacement Warrants and the stock certificates representing the Shares shall, prior to registration pursuant to the Registration Agreement, bear the following legend:

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED EITHER UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.



         10. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that, except for the provisions of the Convertible Debt Agreement and a Registration Agreement of even date herewith, this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         11. Authorization. The undersigned have been duly authorized by the Company to execute this Warrant, and any related agreements between the Company and the Holder, the signatures of the undersigned are binding upon the Company, and their execution of this Warrant does not constitute a breach of any existing agreement to which the Company is a party.

         12. Effective Date. Warrants granted hereunder shall become effective immediately. The Warrants granted hereunder shall be wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof before the dates set forth in
Section 2.

         IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Warrant as of the ___ day of April, 1996.


PRINCETON DENTAL MANAGEMENT CORPORATION,
         a Delaware corporation, by:

______________________________
Charles Mitchell, D.D.S.,
President and CEO

                                                  Attest:
Corporate Seal
                                                  ______________________________
                                                  ______________________________
                                                  Secretary

STATE OF ILLINOIS         )
                          )             SS
COUNTY OF ________        )


         I, _____________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S. personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ________ day of ___________, 1996.

SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ______________.


STATE OF ILLINOIS         )
                          )             SS
COUNTY OF __________      )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that ___________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ____ day of ____________, 1996.


SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ________________.

                                  EXHIBIT "A"


                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise a purchase right pursuant to the terms of this Warrant for, and to purchase thereunder, ______________________________________________________________ Shares of
Princeton Dental Management Corporation, a Delaware corporation, and herewith makes payment of $________________________ per Share, or a total of $____________________________ therefor, and requests that such Shares be issued to:


                                        _________________________________

                                        _________________________________
                                        (Title)

                                        _________________________________
                                        (Print Name)

                                        _________________________________
                                        (Address)

                                        _________________________________

                                        _________________________________

Dated:_________________________
                                        (Identification Number, if assigned by
                                         a Governing Authority)

                               REGISTRATION AGREEMENT



         This REGISTRATION AGREEMENT ("Agreement") is made as of April 22, 1996, between Princeton Dental Management Corporation, a Delaware corporation (the "Company"), and Amsterdam Equities Limited (together with its successors, transferees and assigns, the "Stockholder") (when the context requires, the Company and the Stockholder shall be collectively referred to as the "Parties").

                                R E C I T A L S:

         WHEREAS, the Company has agreed to sell to the Stockholder, and the Stockholder has agreed to purchase from the Company, certain convertible notes of the Company pursuant to a certain Convertible Debt Agreement by and among the Parties, dated as of April 22, 1996 (the "Convertible Debt Agreement").

         WHEREAS, the Company has agreed to sell to Frank Leonard Laport, Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 75-49990 and the Stockholder (the "Other Stockholders"), and the Other Stockholders have agreed to purchase from the Company, certain convertible preferred stock of the Company pursuant to a certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement by and among the Company and the Other Stockholders dated as of April 22, 1996 (the "Preferred Stock Purchase Agreement").

         WHEREAS, concurrently with the execution of this Agreement, the Company and the Other Stockholders will enter into a Registration Agreement (the "Other Registration Agreement") in substantially the same form as this Agreement.

         WHEREAS, in partial consideration for such purchase, the Company has agreed to provide the Stockholder with the registration rights set forth in this Agreement.

         NOW THEREFORE, the Parties hereto agree as follows:

         1.      Definitions.

                 (a) Capitalized Terms: Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Convertible Debt Agreement (which is hereby incorporated herein and made a part hereof by the reference thereto).

                 (b) Persons: The term "Person" means an individual, a partnership, a corporation, a limited liability company or a trust.

                          (c)     Registrable Securities:  The term
                 "Registrable Securities" shall be defined as: (i) any and all shares of Common Stock of the Company issued pursuant to the terms of the Convertible Debt Agreement including, without limitation, (A) all shares of Common Stock of the Company obtained as a result of the conversion of convertible debt pursuant to the terms of Section 3.1 of the Convertible Debt Agreement, and (B) all shares of Common Stock of the Company obtained as a result of the provisions set forth in Section
                 8.4 of the Convertible Debt Agreement; (ii) any shares of Common Stock of the Company issued pursuant to the terms of that certain Warrant To Purchase Up To 3,588,750 Unregistered Shares Of Common Stock Of Princeton Dental Management Corporation dated as of April 22, 1996; and (iii) any securities issued or issuable in respect to securities included in foregoing items (i)-(ii) (the "Primary Securities") by way of any distribution of securities or pursuant to any stock dividend, stock split or combination, recapitalization, merger, consolidation, or other reorganization of the Company affecting the Primary Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

         2. Registration Rights. At any time and from time to time after the date hereof, the Company shall file and use its best efforts to cause to become effective a registration statement to register any and all Registrable Securities under the Act (a "Demand Registration") when and as directed by the then holders of a majority of the Registrable Securities. Each written request for a registration shall specify the approximate number of Registrable Securities requested to be registered, the identity of the holders of Registrable Securities demanding such registration, the form such registration is to be effected on and the anticipated per share price range for such offering. Within ten (10) days after receipt of notice of registration, the Company shall give written notice of such demand to all other holders of Registrable Securities. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the date of the Company's notice of the registration to holders of Registrable Securities. The Company shall file and use its best efforts to cause to become effective a registration statement covering all Registrable Securities to be so registered under the Act no later than the ninetieth (90th) calendar day from the date of the original notice to the Company. If the Company is unable to so register such Registrable Securities within ninety (90) calendar days, then the Company shall issue pro rata to each holder of Registrable Securities who had requested such registration additional shares of Common Stock (which shall be Registrable Securities) in the amount equal to the product of (i) the number of Registrable Securities requested to be registered by such holder, and (ii) the difference between the fair market value of a share of Common Stock on the business day immediately following the ninetieth (90th) calendar day after which the notice to register was delivered (as determined by the average of the NASDAQ high and low sales price on such business day (or whatever market quotation as may be relevant at the time)) and the fair market value of a share of Common Stock on the business day immediately following the effective date of the registration statement (as defined in Section 3(l)) covering such shares of Common Stock (as determined by the average of the NASDAQ high and low sales price per share on such day (or whatever market quotation as may be relevant at the time)); provided, however, that if the fair market value of such a share has, in such instance, increased, the Company shall not be required to grant to the holders of Registrable Securities then registering their shares any additional shares of Common Stock; further, provided, that in no event shall any holder of Registrable Securities ever be required to return any shares of Common Stock to the Company pursuant to the terms hereof. Once any registration pursuant to this Section 2 is commenced, the Company shall use its best efforts to complete such registration as expeditiously as possible. All expenses incurred in connection with such registration shall be paid by the Company as provided in Section 4 herein.

                 In the event any securities to be sold by holders of Registrable Securities pursuant to a registration under this Section 2 are not sold in accordance with the plan of distribution set forth in the registration statement within nine (9) months after the effective date of the registration statement, then such shares shall be deemed not to have been registered pursuant to Section 2 and shall remain Registrable Securities.

                 Nothing in this Agreement shall be deemed to require any holder of Registrable Securities to exercise its rights of conversion with respect to, or its rights to acquire, any Registrable Securities, either as a condition to demanding or requesting registration hereunder or at any other time.

         3. Registration Procedures. No later than the applicable date referenced in Section 2 herein for registration of the Registrable Securities, the Company shall register such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall:

                 (a) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on such form as the holders of a majority of the Registrable Securities shall specify and which the Company shall be permitted to use with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities copies of all such documents proposed to be filed a reasonable time prior to filing, which documents shall be subject to the review and comment of such counsel and the inclusion of such material as such counsel may reasonably request);

                 (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective for a period of not less than nine (9) calendar months and (ii) comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (c)     furnish to each holder of Registrable
         Securities and the underwriters, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder may request in order to facilitate the disposition of the Registrable Securities owned by such holder;

                (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any holder requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                 (e) notify each holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the receipt by the Company of any notifications with respect to suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or of the happening of any event known to the Company as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (f) cause all such Registrable Securities to be listed on each securities exchange or quoted on each interdealer quotation system on which similar securities issued by the Company are then listed or quoted, or if similar securities are not then listed or quoted, to cause such securities to become listed or quoted prior to the sale of Registrable Securities pursuant to the registration hereunder;

                 (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the registration statement, in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the holders of Registrable Securities may request;

                 (h) enter into such customary and reasonable agreements (including underwriting agreements in customary and reasonable form) and take all such other actions as the holders of a majority of the Registrable Securities, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                 (i) make available for inspection by any holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as may be reasonably requested, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                 (j) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the holders thereof to consummate the disposition of such Registrable Securities;

                 (k) obtain for the benefit of the holders of Registrable Securities and the underwriters, if any, a comfort letter from the Company's independent public accountants and a legal opinion from the Company's counsel, each in customary and reasonable form and covering such matters of the type customarily and reasonably covered by comfort letters and legal opinions as the holders of a majority of the Registrable Securities reasonably request;

                 (l) otherwise use its reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month after the "effective date of the registration statement" (as determined in accordance with the provisions of Rule 158(c) of the Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                 (m) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                 (n) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order.

        If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company.

         4. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne in their entirety by the Company; provided, that the Company shall, in addition, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance (relating exclusively to any such liability insurance in effect as of the date hereof) and the expenses and fees for listing the securities to be registered on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed.

         5.      Indemnification.

                 (a) The Company agrees to indemnify each holder of Registrable Securities covered by such registration statement, its officers, directors, partners, stockholders, employees, agents, trustees and each Person who controls such holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses or amounts paid in settlement caused by (i) any violation or alleged violation of federal or state securities laws caused by the execution or implementation of this Agreement and (ii) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 5(a) will be made periodically during the course of the investigation or defense, when and as bills are received or expenses incurred.

                 (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its director and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the egistration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that such obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                 (c) Any Person (an "Indemnified Person") entitled to indemnification hereunder will (i) give prompt written notice to the party against whom indemnification is sought (the "Indemnifying Person") of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the Indemnifying Person of its indemnification obligations hereunder, unless the Indemnifying Person has been prejudiced by such failure to provide such notice and then only to the extent of such prejudice) and
         (ii) unless in such Indemnified Person's reasonable judgment, a conflict of interest between such Indemnified Person and the Indemnifying Person may exist with respect to such claim, permit the Indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnifying Person does so diligently and in good faith. If such defense is assumed, the Indemnifying Person will not be subject to any liability for any settlement made by the Indemnified Person without the Indemnifying Person's consent (but such consent will not be unreasonably withheld). An Indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by the Indemnifying Person with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other Indemnified Person with respect to such claim.

                 (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, shareholder or controlling person of such indemnified party and shall survive the transfer of securities.

                 (e) The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         6. Selection of Underwriters. The holders of a majority of the Registrable Securities included in any registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

         7. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements reasonably suggested by the Company's underwriters and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements not inconsistent with this Agreement. The provisions of this Section shall in no way limit any holder's of Registrable Securities rights pursuant to this Agreement to registration hereunder in a non-underwritten registration.

         8. Priority on Demand Registrations. The Company will not include in any registration hereunder any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a registration hereunder is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering, without adversely affecting the marketability of the offering, the Company will include in such registration in the case of a registration requested by the holders of a majority of the Registrable Securities, (x) first, the Registrable Securities requested to be included in such registration, (y) second, other securities issued pursuant to the terms and provisions of the Preferred Stock Purchase Agreement which any of the Other Stockholders requests to be included in such registration, and (z) third, other securities requested to be included in such registration.

Unless otherwise agreed by the Company, any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in Section 4.

         9. Security Issuance, Other Registration Rights. Except as provided in this Agreement, the Convertible Debt Agreement, or the Preferred Stock Purchase Agreement, the Company will not (i) issue or sell any of its securities of any kind, (ii) register any of its securities for sale under the Act or any state securities law or (iii) grant to any Persons the right to request or require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of Registrable Securities; provided that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder and any such registration is subject to the approval of the holders of a majority of the Registrable Securities.

         10.     Piggyback Registrations.

                 (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Act (other than pursuant to a registration hereunder) as permitted by Section 9 and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration. Such notice will offer the holders of Registrable Securities the opportunity to include in such registration statement such Registrable Securities as each holder may request in writing within twenty (20) days after the receipt of the Company's notice. Except as provided in paragraphs 10(c), 10(d) and 10(e) below, the Company shall include in any such registration statement all such Registrable Securities requested to be included.

                 (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                 (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the

         Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
         (ii) second, the Registrable Securities requested to be included in such registration and (iii) third, other securities requested to be included in such registration.

                 (d) Priority on Secondary Registrations. Except as otherwise provided in Section 8 hereof, if a Piggyback Registration is an underwritten primary registration other than on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the securities requested to be included in such registration reduced pro rata in accordance with the original number of securities requested to be included.

                 (e) Withdrawal by Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 10(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, given written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

         11. Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 2 or Section 10, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least nine (9) months has elapsed from the effective date of such previous registration, unless a shorter period of time is approved by the holders of a majority of Registrable Securities included in such registration.


         12.     Holdback Agreements.  Notwithstanding the provisions of
Section 9, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and during the 270-day period beginning on the effective date of any underwritten registration hereunder or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 5% (on a fully- diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule

144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         13. Creditor Standstill. During the 270-day period beginning on the effective date of any underwritten registration pursuant to Section 2 hereof, the Stockholder shall not make any demands for registration pursuant to
Section 2 hereof. During the 180-day period beginning on the effective date of any underwritten registration pursuant to Section 2 of the Other Registration Agreement, the Stockholder shall not make any demand for registration pursuant to Section 2 hereof.

         14. Stock Legends. When and to the extent permitted by the Act, the Company shall provide to the holders of Registrable Securities, at no cost or expense to such holders, equivalent stock certificates without restrictive legends of any kind to evidence that their shares of the Company's Common Stock are not restricted securities under the Act.

         15. Current Public Information. The Company shall use its best efforts to file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (or, if the Company is not required to file such reports, it shall, upon the request of the holders of a majority of the Registrable Securities, use its best efforts to make publicly available sufficient information, for so long as necessary, to permit sales under Rule 144 under the Act), and it shall use its best efforts to take such further action as the holders of a majority of the Registrable Securities may reasonably request, all to the extent required from time to time to enable the holders of a majority of the Registrable Securities to sell the Registrable Securities, without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by
the SEC.   Upon the request of the holders of a majority of the Registrable
Securities, the Company will deliver to the holders of a majority of the Registrable Securities a written statement as to whether it has complied with such requirements.

         16.     Miscellaneous.

                 (a) Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.


                 (b) Amendments and Waivers. The Company may agree to an amendment of the provisions of this Agreement and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of at least a majority of the Registrable Securities.

                 (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the Parties shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.

                 (d) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered or by courier against written acknowledgment of receipt or mailed by registered mail, postage prepaid and return receipt requested, to the Company at Princeton Dental Management Corporation, 2358 Hassell Road, Hoffman Estates, Illinois 60195, and to the Stockholder at its business address provided by the Stockholder in the Convertible Debt Agreement, or, if changed by the Stockholder hereafter by notice from such Stockholder to the Company in accordance with the provisions set forth herein, at said new address provided by such Stockholder to the Company. Notice pursuant to this Section shall be deemed received on the date of delivery to the party receiving such notice as evidenced by the date set forth on the receipt signed by the party receiving such notice.

                 (e) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, without giving effect to principles of conflicts of laws, and in all other respects. The Parties agree that all actions and proceedings in any way, manner or respect arising out of or from or related to this Agreement shall be litigated in courts having situs within the County of Cook, State of Illinois, and the Parties hereby covenant and submit to the jurisdiction of any local, state or federal court located within said county and state.

                 (f)      Severability.      If any provision of this Agreement
         is held to be invalid, illegal or unenforceable in any respect under applicable jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be deemed reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (g) Authorization. Those persons signing on behalf of the Company have been duly authorized by the Company to execute this Agreement, and any related agreements between the Company and the Stockholder, the signatures of the undersigned are binding upon the Company, and their execution of this Agreement does not constitute a breach of any existing agreement to which the Company is a party.

                 (h) Entire Agreement and Modification. The Company and the Stockholder hereby represent and warrant that, except for the provisions of the Convertible Debt Agreement and that certain Warrant To Purchase Up To 3,588,750 Unregistered Shares Of Common Stock Of Princeton Dental Management Corporation dated as of April 22, 1996 (each of which are hereby incorporated herein and made a part hereof by these references thereto) this Agreement is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                        Amsterdam Equities Limited



                                        By:      _______________________________
                                        Name:    _______________________________
                                        Title:   _______________________________






                                        Princeton Dental Management
                                        Corporation, a Delaware Corporation



                                        By:     _______________________________
                                        Name:   Charles Mitchell, D.D.S.
                                        Title:  President and CEO

STATE OF ILLINOIS         )
                          )                SS
COUNTY OF COOK            )


         I, ___________________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this _______ day of April, 1996.


SEAL:

                                        _____________________________________
                                        NOTARY PUBLIC
My commission expires _____________.


STATE OF ILLINOIS         )
                          )                SS
COUNTY OF COOK            )


         I, ___________________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this _______ day of April, 1996.


SEAL:

                                        _____________________________________
                                        NOTARY PUBLIC
My commission expires _____________.

                                   ASSIGNMENT


         MeesPierson (Bahamas) Limited ("MeesPierson") hereby assigns to Amsterdam Equities Limited ("Amsterdam") all of its rights under that certain Secured Revolving Demand Note dated as of January 27, 1995 ("Note") issued to MeesPierson by Princeton Dental Management Corporation ("Company"). MeesPierson, Frank Leonard Laport, Frank Leonard Laport & Associates Money Purchase Pension Plan and Trust, ROMAJO Partners Limited Partnership and Dr. Seymour Kessler hereby assign to Amsterdam any and all rights they have under the Security Documents (as defined in the Note).

                                        MEESPIERSON (BAHAMAS) LIMITED

                                        _____________________________________
                                        By:__________________________________
                                        Its:_________________________________

                                        ____________________________________
                                        FRANK LEONARD LAPORT

                                        FRANK LEONARD LAPORT & ASSOCIATES MONEY
                                        PURCHASE PENSION PLAN AND TRUST

                                        ______________________________________
                                        By:___________________________________
                                        Its:__________________________________

                                        ROMAJO PARTNERS LIMITED PARTNERSHIP

                                        _______________________________________
                                        By:____________________________________
                                        Its:___________________________________

                                        ________________________________________
                                        DR. SEYMOUR KESSLER

                           ACKNOWLEDGMENT AND CONSENT


         The Company hereby acknowledges and consents to the foregoing
Assignment.


                                PRINCETON DENTAL MANAGEMENT CORPORATION


                                ________________________________________
                                By:     Charles Mitchell D.D.S.
                                Its:    President and Chief Executive Officer

                        GUARANTY AND SECURITY AGREEMENT


         THIS GUARANTY AND SECURITY AGREEMENT ("GUARANTY") is made and entered into as of April __, 1996 by each of MASON DENTAL MIDWEST, INC., a Michigan corporation ("MASON MIDWEST"), MASON DENTAL SOUTHEAST, INC., a Florida corporation ("MASON SOUTHEAST"), PRINCETON MEDICAL MANAGEMENT MIDWEST, INC., a Michigan corporation ("MIDWEST"), PRINCETON MEDICAL MANAGEMENT NORTHEAST, INC., a Pennsylvania corporation ("NORTHEAST") and PRINCETON MEDICAL MANAGEMENT SOUTHEAST, INC., a Florida corporation ("SOUTHEAST"), in favor of AMSTERDAM EQUITIES LIMITED (the "LENDER").

                            PRELIMINARY STATEMENTS:

         A. Concurrently with the execution and delivery of this Guaranty, Princeton Dental Management Corporation, a Delaware corporation ("BORROWER") is entering into that certain Convertible Debt Agreement dated as of April ___, 1996 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "DEBT AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Debt Agreement.

         B. It is a condition precedent to Lender's entering into the Debt Agreement and extending credit to Borrower pursuant thereto that Mason Midwest, Mason Southeast, Midwest, Northeast and Southwest (each a "GUARANTOR" and, collectively, the "GUARANTORS") execute and deliver this Guaranty.

         C. Each Guarantor acknowledges that, in view of the business and economic relationship that exists between Borrower and such Guarantor, (I) the financial accommodations from Lender to Borrower contemplated under the Debt Agreement will inure to the benefit of such Guarantor, and (II) it is in the direct interest and to the direct advantage of such Guarantor that it execute and deliver this Guaranty.

         In consideration of the foregoing premises and any loan, advance or financial accommodation now or hereafter made by Lender to Borrower, and in order to induce Lender to make or extend the same, each Guarantor hereby agrees as follows:

         SECTION 1. GUARANTY. Guarantors unconditionally and absolutely, jointly and severally, guarantee the full and prompt payment, performance and observance when due, whether at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter, of all of the Liabilities (including, without limitation, interest accruing thereon following the filing by or against Borrower of any bankruptcy or similar insolvency proceedings, whether or not allowed as a claim in any such proceeding). At any time after the occurrence of an Event of Default, and during the continuance thereof, Guarantors shall jointly and severally pay to Lender, on demand and in immediately available funds, the full amount of the Liabilities which are due and payable at such time. Guarantors, jointly and severally, further agree to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees and expenses, paid or incurred by Lender in endeavoring to collect all or any part of the Liabilities from, or in prosecuting any action against, any Guarantor. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

         SECTION 2. GUARANTY ABSOLUTE. Each Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of (I) the validity or enforceability of all or any part of the Liabilities or of any promissory note or other agreement, document or instrument evidencing all or any part of the Liabilities, (II) the absence of any attempt to collect the Liabilities from Borrower, any Guarantor or any other guarantor or other action to enforce the same, (III) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Liabilities, or any part thereof, or any other agreement or document now or hereafter executed by Borrower and delivered to Lender, (IV) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any collateral security for the Liabilities, (V) Lender's election, in any proceeding instituted under Chapter 11 of the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101 et. seq. (the "BANKRUPTCY CODE") of the application of
Section 1111(b)(2) of the Bankruptcy Code, (VI) any borrowing or grant of a security interest by Borrower, as a debtor-in-possession, under Section 364 of the Bankruptcy Code, (VII) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of the Liabilities, (VIII) the election of any remedy by, or on behalf of, Lender with respect to all or any part of the Liabilities, (IX) any act or omission of Lender which changes the scope of such Guarantor's risk, (X) any errors or omissions in connection with Lender's administration of the Liabilities, or
(XI) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety of or for Borrower.

         SECTION 3. GRANT OF SECURITY. To secure the prompt payment, observance and performance of the Liabilities, each Guarantor hereby grants to Lender a continuing security interest in and to the following property and interests in property of such Guarantor, whether now owned and existing or hereafter acquired or arising, and wheresoever located: accounts, contract rights, chattel paper, instruments, documents, inventory (including, without limitation, work-in-process), general intangibles (including, without limitation, general or limited partnership interests, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, licenses, franchises, tax refund claims, guaranty claims, rights and claims against shippers and carriers, and security interests or other collateral security held by such Guarantor), tax refunds, rights to other refunds and indemnification, equipment, machinery, tools, spare parts, furniture and fixtures together with all accessions and additions to, products, replacements and proceeds of (including, without limitation, proceeds of insurance policies insuring the same), and substitutions for any of the foregoing property and interests in property and all of such Guarantor's books and records related to any of the foregoing property (all such property and interests in property of any Guarantor being the "COLLATERAL" of such Guarantor); provided, however, that, notwithstanding the foregoing, the Collateral of each Guarantor shall not include any rights or interest of such Guarantor Management Agreement (as defined below) if (and solely to the extent and for so long as) such Management Agreement expressly prohibits such Guarantor from granting to the Lender any Lien on any rights or interests of such Guarantor thereunder. For purposes hereof, "EXISTING MANAGEMENT AGREEMENTS" means the agreements set forth on ANNEX 1 hereto. The security interest granted hereinabove by each Guarantor shall be a continuing security interest in the Collateral of such Guarantor and shall remain in full force and effect until indefeasible payment and satisfaction in full of the Liabilities and termination of the Debt Agreement and this Guaranty pursuant to the respective terms and provisions thereof and hereof.

         SECTION 4. FURTHER ASSURANCES. Each Guarantor hereby agrees to execute and deliver to Lender such financing statements and amendments and supplements thereto, and such other instruments as Lender may from time to time request (and will pay all costs and expenses of recording the same) in order to perfect, preserve, protect and maintain the security interest hereby granted by such Guarantor. Each Guarantor further agrees that a carbon, photographic, photostatic or other reproduction of this Guaranty or of a financing statement is sufficient as a financing statement with respect to the Collateral of such Guarantor.

         SECTION 5. WAIVER; DISCHARGE ONLY BY COMPLETE PERFORMANCE; ENFORCEMENT; APPLICATION OF PAYMENTS. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to the Liabilities and all other demands whatsoever. Each Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and the benefits of all statutes of limitation. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional Liabilities, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on, any instrument or document evidencing all or any part of the Liabilities is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Liabilities, including any other Guarantor, or from any other Person, and, to the extent permitted by law, notices of exchange, sales, surrender or other handling of any collateral security given to Lender to secure payment of all or any part of the Liabilities. Each Guarantor still further waives all defenses based on lack of consideration, breach of warranty, statute of frauds, accord and satisfaction, and usury. EACH GUARANTOR COVENANTS AND EXPRESSLY AGREES THAT THIS GUARANTY WILL NOT BE DISCHARGED, EXCEPT BY COMPLETE PAYMENT AND PERFORMANCE OF THE OBLIGATIONS SET FORTH HEREIN. Upon the occurrence and during the continuance of an Event of Default, Lender may proceed directly and at once, without notice, against any or all of the Guarantors to collect and recover the full amount or any portion of the Liabilities, without first proceeding against Borrower or any other Person, or against any collateral security for the Liabilities. Lender shall have the exclusive right to determine the application of payments and credits, if any, from each Guarantor, Borrower or from any other Person on account of the Liabilities or of any other liability of Borrower or any Guarantor to Lender.

         SECTION 6. COLLECTION FROM EACH GUARANTOR; SALE OF COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, each Guarantor shall be deemed to be in default hereunder and Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code in effect on the date hereof in the State of Illinois ("CODE") with respect to the Collateral of such Guarantor, which rights and remedies shall be cumulative and not exclusive to the extent permitted by law. Without notice, demand or legal process of any kind, Lender, and its nominee, designee or agent, may take possession of any or all of the Collateral of any or all of the Guarantors (in addition to the Collateral of any Guarantor of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may, without a breach of the peace, enter onto any premises of any Guarantor (with respect to each

Guarantor, such Guarantor's "PREMISES") where any of the Collateral of such Guarantor is or may be located, and search for, and take possession of, any or all of such Collateral until the same shall be sold or otherwise disposed of in accordance with the Code. Lender, its nominee, designee or agent, shall have the right to remove any or all of the Collateral of any Guarantor from the Premises of any Guarantor and/or to assemble and store such Collateral on such Premises, and otherwise to operate, occupy and use such Premises, in connection with public or private sales of Collateral of any Guarantor, all without cost to Lender, its nominee, designee or agent. If an Event of Default exists, at Lender's request, each Guarantor will, at such Guarantor's expense, assemble the Collateral at one or more places reasonably convenient to both parties, where the Collateral may remain at such Guarantor's expense, pending sale or other disposition thereof. Each Guarantor acknowledges that any breach by such Guarantor of any of the provisions of this paragraph will cause irreparable injury to Lender and that there is no adequate remedy at law for a breach of the provisions of this paragraph. Each Guarantor agrees that Lender will have the immediate right, upon such breach, to obtain injunctive and other equitable relief in any court of competent jurisdiction without any requirement of notice, and that the granting of any such relief shall not preclude Lender from pursuing any other available relief or remedies for such breach.

         At any time after maturity of the Liabilities, by acceleration or otherwise, Lender may without notice to any Guarantor and regardless of the acceptance of any collateral security for the payment hereof, appropriate and apply toward the payment of the Liabilities (I) any indebtedness due or to become due from Lender to such Guarantor, and (II) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of Lender.

         Any notification required by law of intended sale, lease or other disposition by or on behalf of Lender of any of the Collateral of any Guarantor shall be deemed reasonably and properly given if mailed, postage prepaid, to such Guarantor at such Guarantor's address set forth below such Guarantor's signature hereon at least five (5) days before such sale, lease or other disposition. Any proceeds of any sale, lease or other disposition by or on behalf of Lender of any of the Collateral of any Guarantor may be applied by Lender to the payment of expenses in connection with the acquisition, possession, protection, custody, preparation for sale, lease or disposition and sole, lease or disposition of such Collateral, including, without limitation, reasonable attorneys' and paralegals' fees and expenses. Any balance of such proceeds shall be applied by Lender toward the payment of the Liabilities.
Each Guarantor shall remain liable for any deficiency, and Lender shall account for any surplus.

         IN AN EVENT OF DEFAULT EXISTS AS AFORESAID, EACH GUARANTOR (PURSUANT TO AUTHORITY GRANTED BY ITS BOARD OF DIRECTORS) HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH GUARANTOR WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

         SECTION 7. AMENDMENTS, EXTENSIONS, MODIFICATIONS, PARTIAL PAYMENTS, RELEASES, ETC.; FINANCIAL CONDITION OF BORROWER. Lender is hereby authorized, without notice or demand and without affecting the liability of any Guarantor hereunder, to, from time to time, (I) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Liabilities, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by Borrower or any other Person and delivered to Lender; (II) accept partial payments on the Liabilities; (III) take and hold collateral security for the payment of the Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of the Liabilities or other liabilities of Borrower, and exchange, enforce, waive and release any such collateral security; (IV) apply such collateral security and direct the order or manner of sale thereof as in its discretion it may determine; and (V) settle, release, compromise, collect or otherwise liquidate any or all of the Liabilities, any other guarantor of the Liabilities, including any Guarantor, and any collateral security therefor in any manner, in each case without affecting or impairing the obligations of any Guarantor hereunder.

         Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Liabilities, including any other Guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Liabilities or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that Lender shall not have any duty to advise such Guarantor of information known to Lender regarding such condition or any such circumstances. In the event Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation (I) to undertake any investigation not a part of its regular business routine, (II) to disclose any information which, pursuant to accepted or reasonable business practices, Lender wishes to maintain confidential, or
(III) to make any other or future disclosures of such information or any other information to such Guarantor.

         SECTION 8. NO OBLIGATION TO MARSHALL ASSETS; REVERSAL OF PAYMENTS. Each Guarantor consents and agrees that Lender shall be under no obligation to marshall any assets in favor of such Guarantor or against or in payment of any or all of the Liabilities. Each Guarantor further agrees that, to the extent that Borrower make a payment or payments to Lender, or Lender receives any proceeds of the Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Liabilities or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as if such initial payment, reduction or satisfaction had not occurred.

         SECTION 9. SUBROGATION, REIMBURSEMENT, CONTRIBUTION AND INDEMNITY; SUBORDINATION. Each Guarantor hereby waives all rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of Lender against Borrower and all contractual, statutory or common law rights of reimbursement, contribution or indemnity which may arise in connection with this Guaranty. Each Guarantor further agrees that any and all claims of such Guarantor against Borrower, any endorser or any other guarantor of all or any part of the Liabilities, or against any of their respective properties shall be subordinate and subject in right of payment to the prior indefeasible payment and satisfaction in full of all Liabilities.

         SECTION 10. WAIVER BY LENDER. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Lender, except as expressly set forth in a writing duly signed and delivered on Lender's behalf by an authorized officer or agent of Lender. The failure of Lender at any time or times hereafter to require strict performance by Borrower, any Guarantor or any other guarantor of the Liabilities of any of the provisions, warranties, terms and conditions contained in the Debt Agreement or any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed by Borrower, any Guarantor or any other guarantor of the Liabilities and delivered to Lender shall not waive, affect or diminish any right of Lender at any time or times thereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Lender and directed to each Guarantor specifying such waiver. No waiver by Lender of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Lender permitted hereunder shall in any way affect or impair Lender's rights or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by Borrower to Lender shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

         SECTION 11. CONTINUING GUARANTY. Each Guarantor agrees that this Guaranty shall continue in full force and effect and may not be terminated or otherwise revoked until all Liabilities shall have been indefeasibly paid and satisfied in full and the financing arrangements between Borrower and Lender, whether evidenced by the Debt Agreement, promissory notes, or any other instrument or document executed by Borrower and delivered to Lender pursuant to the terms of the Debt Agreement, have been terminated pursuant to the respective terms and provisions thereof. In the event that any Guarantor shall have any right under applicable law to otherwise terminate or revoke this Guaranty, which right cannot be waived, each Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by each Guarantor, is actually received by Lender. Such notice shall not affect the right and power of Lender to enforce rights arising prior to receipt thereof. If, in reliance on this Guaranty, Lender grants loans or takes other action after the termination or revocation by any Guarantor but prior to the receipt by Lender of said written notice, the rights of Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

         SECTION 12. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor and upon the respective successors and assigns of such Guarantor and shall inure to the benefit of Lender's respective successors and assigns; all references herein to Borrower and to any Guarantor shall be deemed to include their respective successors and assigns. The respective successors and assigns of Borrower and of each Guarantor shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Person. All references to the singular shall be deemed to include the plural where the context so requires and vice-a-versa.

         SECTION 13. AUTHORIZATION FOR OFFICERS TO ACT. Each Guarantor hereby certifies that it has all necessary power and authority to grant and execute this Guaranty and to perform its respective obligations hereunder. Each Guarantor authorizes its Chairman, President and each of its Vice Presidents, severally and not jointly, on behalf and in the name of such Guarantor from time to time in the discretion of such officer, to take or omit to take any and all actions and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of such Guarantor, without notice to or assent by such Guarantor, to do the following: (I) to execute and deliver any amendment, waiver, consent, supplement, other modification, or reaffirmation of this Guaranty or any document covering any of the collateral security for this Guaranty, and to perform any obligation arising in connection herewith or therewith; (II) to sell, transfer, assign, encumber or otherwise deal in or with the security for this Guaranty or any part hereof; (III) to grant liens, security interests or other encumbrances on or in respect of any property or assets of such Guarantor, whether now owned or hereafter acquired, in favor of Lender; (IV) to send notices, directions, orders and other communications to any Person relating to this Guaranty, any collateral security for this Guaranty or to any document covering any security for this Guaranty; (V) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any of the collateral security for this Guaranty; and (VI) to take or omit to take any other action with respect to this Guaranty, any of the collateral security for this Guaranty or any document covering any of the collateral security for this Guaranty, all as such officer may determine in his/her sole discretion.

         SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT AND THE CONVERTIBLE SECURED NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF ANY STATE OF FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT, THE LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN

OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         EACH GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH GUARANTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING ACKNOWLEDGED BY SUCH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH GUARANTOR AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE HEREON, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.
NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 15. JURY TRIAL WAIVER. EACH GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND EACH GUARANTOR AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 16. WAIVER OF BOND. EACH GUARANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, OR

PRELIMINARY OR PERMANENT INJUNCTION, THIS GUARANTY OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT BETWEEN LENDER AND SUCH GUARANTOR.

         SECTION 17. ADVICE OF COUNSEL. Each Guarantor represents and warrants to Lender that it has discussed this Guaranty and, specifically, the provisions of SECTIONS 14 through 16 hereof, with such Guarantor's lawyers.

         SECTION 18. SECTION HEADINGS. The section headings in this Guaranty are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions of this Guaranty.

         SECTION 19. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 20. MERGER; NO CONDITIONS TO EFFECTIVENESS. This Guaranty represents the final agreement of each Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between such Guarantor and Lender. No course of dealing, course of performance or trade usage shall be used to supplement or modify any terms herein. There are no conditions to the effectiveness of this Guaranty.

         SECTION 21. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                            [END OF TEXT THIS PAGE]



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the day and year first above written.

                             MASON DENTAL MIDWEST, INC., a Michigan corporation

                             By:_________________________________
                             Title:______________________________

                             Notice Address:

                             ____________________________________

                             ____________________________________

                             ____________________________________


                             Attention: ________________________


                             MASON DENTAL SOUTHEAST, INC., a Florida corporation

                             By:________________________________
                             Title:_____________________________

                             Notice Address:

                             ___________________________________

                             ___________________________________

                             ___________________________________

                             Attention: ________________________


                             PRINCETON MEDICAL MANAGEMENT MIDWEST,
                             INC., a Michigan corporation

                             By:_________________________________
                             Title:______________________________

                             Notice Address:

                             ____________________________________

                             ____________________________________

                             ____________________________________

                             Attention:  ________________________

                                  PRINCETON MEDICAL MANAGEMENT
                                  NORTHEAST, INC., a Pennsylvania corporation

                                  By:________________________________

                                  Title:_____________________________

                                  Notice Address:

                                  ___________________________________

                                  ___________________________________

                                  ___________________________________

                                  Attention: _________________________


                                  PRINCETON MEDICAL MANAGEMENT
                                  SOUTHEAST, INC., a Florida corporation

                                  By:___________________________________

                                  Title:_________________________________

                                  Notice Address:

                                  ___________________________________

                                  ___________________________________

                                  ___________________________________

                                  Attention: ________________________

ACKNOWLEDGED AND AGREED TO AS OF
THE ___ DAY OF APRIL, 1996:

AMSTERDAM EQUITIES LIMITED

By:_______________________________
Title:____________________________

Notice Address:

___________________________________

___________________________________

___________________________________

Attention: ________________________

                                    ANNEX 1
                                       TO
                        GUARANTY AND SECURITY AGREEMENT
                          DATED AS OF APRIL ___, 1996

                         EXISTING MANAGEMENT AGREEMENTS
                         ------------------------------









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
                                 SIDE AGREEMENT
                                 --------------
         Reference is made to a Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement dated April 22, 1996 (the "Agreement").

         The undersigned are parties to the Agreement and wish to set forth certain additional agreements that they have reached in connection with the transactions contemplated by the Agreement.

         1. The Agreement, as prepared, contemplated that it would be entered into by Seymour Kessler ("Kessler") on behalf of Romajo Partners Limited Partnership ("Romajo"). It is acknowledged by the undersigned parties that Kessler, who was present at the closing of the above agreements and was represented and accompanied by counsel, refused to enter into the Agreement or to proceed with the transactions contemplated thereby. The parties further acknowledge that Laport (as defined in the Agreement) exercised his option under Section 2.6 of the Agreement to be the sole Purchaser thereunder having the rights and obligations of Romajo. Laport hereby assigns his rights thereunder to Amsterdam Equities Limited ("Amsterdam"). The parties agree, as promptly as possible after the date hereof, to enter into revised documents to reflect the foregoing and to eliminate the name of Romajo from the Agreement and from any related agreements and documents, and to substitute therefor the name of Amsterdam.

         2. Laport hereby agrees to provide a summary break-down of all expenses included in Section 3.1.5 of the Agreement to Princeton within thirty
(30) days following the date hereof. Laport further agrees to use reasonable efforts to obtain a summary break-down of the expenses of Amsterdam set forth in Section 4.1.5 of the Convertible Debt Agreement.

                                         PRINCETON DENTAL MANAGEMENT CORPORATION


                                         By:___________________________________


                                         FRANK LEONARD LAPORT, INDIVIDUALLY
                                         AND ON BEHALF OF THE FRANK LEONARD
                                         LAPORT ROLLOVER IRA


                                         By:___________________________________





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